Exhibit 99.2
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

IN RE SOUTHERN COMPANY SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 1:17-cv-00725-MHC (Consolidated with No.: 1:17-cv-01983-MHC) (Derivative Action) Judge Mark H. Cohen

AMENDED STIPULATION AND AGREEMENT OF SETTLEMENT
This Amended Stipulation and Agreement of Settlement, dated March 10, 2022 (the “Amended Stipulation”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Jean Vinyard (“Vinyard”) and Judy Mesirov (“Mesirov”) (collectively, “Federal Plaintiffs”), plaintiffs in the consolidated federal derivative action styled In re Southern Company Shareholder Derivative Litigation, No. 1:17-cv-00725-MHC (N.D. Ga.) (the “Federal Derivative Action”); (ii) Martin J. Kobuck (“Kobuck” or “State Plaintiff,” collectively with Federal Plaintiffs, “Plaintiffs”), plaintiff in the derivative action styled Helen E. Piper Survivor’s Trust, derivatively on behalf of The Southern Company v. Thomas A. Fanning et al., No. 17-A-04758-10, Superior Court of Gwinnett County, State of Georgia (the “State Derivative Action,” and together with the Federal Derivative Action, the “Derivative Actions”), on behalf of themselves and derivatively on behalf of The Southern Company (“Southern” or the “Company”) and its stockholders; (iv) Thomas A. Fanning, Art P. Beattie, Edward Day, VI, G. Edison Holland, Jr., Juanita Powell Baranco, Jon A. Boscia, Henry A. Clark, III, David J. Grain, Veronica M. Hagen, Warren A. Hood, Jr., Linda P. Hudson, Donald M. James, John D. Johns, Dale E. Klein, William G. Smith, Jr., Steven R. Specker, Lawrence D. Thompson, E. Jenner Wood, III, and H. William Habermeyer, Jr. (collectively, “Individual Defendants”); and (v) Nominal Defendant Southern (together with the Individual Defendants, “Defendants,” and together with Plaintiffs and the Individual Defendants, the “Settling Parties”). The Settling Parties intend by this Amended Stipulation to fully, finally, and forever resolve, discharge, and settle the Released Claims1 upon Court approval, and to cause the complete dismissal of the Derivative Actions with prejudice, subject to the terms and conditions set forth herein.
I.     FACTUAL AND PROCEDURAL BACKGROUND
The Derivative Actions arise out of Southern’s construction and subsequent decommissioning of a commercial-scale integrated gasification combined cycle
1 All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in ¶ IV.1. herein.

(“IGCC”) lignite coal-fired power plant in Kemper County, Mississippi (“Kemper Plant” or “Project”).
Plaintiffs contend that the Individual Defendants, current and former directors and officers of Southern, breached fiduciary duties of loyalty and care owed to Southern and its stockholders by: (i) failing to exercise oversight over the design, planning and construction of the Project; (ii) failing to establish effective systems for monitoring and controlling Project design and construction, budget and schedule estimates, actual costs and schedules, and mitigation plans to address design and construction problems, cost overruns, and schedule delays; (iii) failing to ensure accurate and timely disclosure of material Project developments and changes in key Project assumptions, including material increases in actual and estimated costs and schedules, escalating risks to achievement of operational and financial objectives, qualification for government-funded incentives, and prospects for ratepayer recovery, and sustained declines in current and projected natural gas prices; and (iv) failing to prevent billions of dollars in foreseeable losses resulting from, inter alia, forfeited government incentives, rejected applications for ratepayer cost recovery, and excess construction and decommissioning costs, by scuttling the Project’s IGCC component years earlier, if not prior to commencement of construction.

Plaintiffs further contend that these alleged breaches of duty exposed Southern to liability in the related securities fraud class action captioned, Monroe Cty. Emps.’ Ret. Sys. v. The Southern Company et al., No. 1:17-cv-00241 (N.D. Ga.) (“Securities Action”),2 and to civil and/or criminal sanctions in a continuing investigation by the U.S. Department of Justice.
As set forth in more detail in Section III, infra, Defendants dispute and deny any and all such allegations and contentions.
A.     Proceedings in the Federal Derivative Action
On February 27, 2017, Plaintiff Vinyard filed a stockholder derivative action captioned Vinyard v. Fanning et al., No. 1:17-cv-00725 (N.D. Ga.) (“Vinyard Action”) against certain former and current officers and directors of Southern for the benefit of nominal defendant Southern. ECF 1. The matter was initially assigned to the Hon. Orinda D. Evans, and later reassigned to the Hon. Mark H. Cohen.

2 Following substantial fact discovery, on September 24, 2018, the lead plaintiff in the Securities Action filed a motion for class certification. The Court granted lead plaintiff’s motion and certified the class on August 22, 2019. While the Securities Action defendants’ petition to overturn class certification was on appeal, the parties agreed to settle the Securities Action in consideration for payment of $87.5 million by defendants’ insurers to members of the settlement class. The Securities Action settlement was finally approved on February 5, 2021, by the Hon. William M. Ray, II, to whom the Securities Action was reassigned on October 31, 2018 from Hon. Mark H. Cohen.

Thereafter, Plaintiff Vinyard and Defendants met and conferred regarding scheduling and case management, and discussed approaches that would balance Southern’s concerns about overlapping discovery that might interfere with its defense of the Securities Action with Federal Plaintiffs’ interest in securing relevant evidence and preparing their case.
On March 24, 2017, Plaintiff Vinyard and Defendants filed a [Proposed] Consent Order Deferring Litigation and Appointing Lead Counsel, which the Court entered on March 27, 2017 (“First Consent Order”). ECF 30, 31. Pursuant to the First Consent Order, the Federal Derivative Action was deferred until thirty (30) days after (i) entry of an order denying the anticipated motion to dismiss the Securities Action, (ii) entry of an order dismissing the Securities Action with prejudice, or (iii) as otherwise agreed, subject to reservations of rights to move the Court to end or to extend the deferral.
In consideration for Federal Plaintiffs’ agreement to stay the Federal Derivative Action, Defendants agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, to provide Federal Derivative Action Plaintiffs’ Counsel: (i) copies of all documents and written discovery responses produced by Southern in the Securities Action or in any related derivative action; (ii) any written agreements governing discovery between the Company and plaintiffs in the Securities Action or in any related derivative action; (iii) copies of third party productions in the Securities Action, subject to resolution of any objections by the producing parties; and access to transcripts of any depositions generated in the Securities Action subject to entry into mutually acceptable confidentiality agreements and/or protective orders. In addition, Southern agreed to engage Federal Plaintiffs in formal settlement discussions or mediation in the event formal settlement discussions or mediation in the Securities Action or any related derivative action were scheduled.
On May 31, 2017, Plaintiff Mesirov filed a stockholder derivative action captioned, Mesirov v. Fanning, et al., No 1:17-cv-01983-MHC (N.D. Ga.) (“Mesirov Action”), alleging similar facts and contentions in support of similar claims. Mesirov Action, ECF 1. After meeting and conferring regarding litigation strategy and other matters, Federal Plaintiffs reached an agreement to coordinate their efforts on behalf of Southern in the Federal Derivative Action. On June 21, 2017, the Federal Parties’3 counsel filed the stipulated [proposed] consent order consolidating the Mesirov Action with the Vinyard Action, which the Court entered on June 26, 2017. ECF 33, 34.

3 The “Federal Parties” refer to, collectively, Federal Plaintiffs and all Defendants to the Federal Derivative Action.

Following negotiations, the Federal Parties reached agreement on the terms of a Stipulation and [Proposed] Order for the Production and Exchange of Certain Confidential Information, which they filed with the Court on February 27, 2018. ECF 39. The Court entered the stipulated protective order the following day (“Protective Order”). ECF 40. Thereafter, Southern produced certain non-public corporate books and records to Federal Plaintiffs, which Federal Derivative Action Plaintiffs’ Counsel reviewed and evaluated.
On March 29, 2018, Judge Cohen granted in part and denied in part defendants’ motion to dismiss the second amended complaint in the Securities Action. Defendants in the Securities Action, including Southern and certain individuals also named as defendants in the Federal Derivative Action, filed and served answers, triggering the exchange of initial disclosures and discovery in the Securities Action. Thereafter, the Federal Parties met and conferred regarding scheduling and case management, and, in the interests of judicial economy and for circumstances unique to the Federal Derivative Action, including the avoidance of any possible prejudice to the Company’s defense in the Securities Action, agreed to extend the stay through summary judgment in the Securities Action.
On April 23, 2018, the Federal Parties’ filed a [Proposed] Consent Order Continuing Deferral of Litigation, which the Court entered on April 25, 2018

(“Second Consent Order”). See Dkt. Nos. 42, 43. The Second Consent Order incorporated the Federal Parties’ previous discovery sharing and mediation agreement, and extended the stay through the earlier of entry of orders on any summary judgment motions filed in the Securities Action or notice that a settlement had been reached in the Securities Action.
On October 30, 2018, counsel for the Federal Parties executed the Undertaking Regarding Stipulation and Protective Order appended to the Protective Order entered in the Securities Action, governing the production and handling of confidential information, confirming Federal Plaintiffs’ agreement to comply with that order. Shortly thereafter, Southern commenced a rolling production of documents, written discovery responses, discovery agreements, and deposition transcripts as those materials became available in the Securities Action.
Over the course of 24 months, Southern produced, approximately 193,589 documents constituting more than four million pages of material generated in discovery in the Securities Action, as well as transcripts of depositions and other relevant testimony. Federal Derivative Action Plaintiffs’ Counsel attest that they used search terms and custodial information to identify approximately over 81,000 highly relevant documents for further review, organization, analysis, and culling, which led to the development of smaller, topical datasets for further evaluation.

Pursuant to the Court’s November 22, 2019, order, on December 20, 2019, Federal Plaintiffs filed a status report addressing the status of the Securities Action and its implications for the Federal Derivative Action. ECF 48, 49. Among other matters, Federal Plaintiffs informed the Court that they had been receiving, organizing, and evaluating documents then totaling over 957,000 pages of material. Federal Plaintiffs further advised that they were preparing for a formal mediation scheduled in February 2020 with private neutral Mr. David Murphy, Esq. of Phillips ADR (the “Mediator”).
On February 20, 2020, the Federal Parties attended an in-person mediation in New York supervised by the Mediator.4 In advance of the mediation, Federal Derivative Action Plaintiffs’ Counsel presented a detailed mediation statement informed by their evaluation of the discovery materials made available to date, and a proposed remedial framework. As set forth in Section C, below, this was the first of many mediation sessions and settlement communications among the parties.
On August 17, 2020, the parties to the Securities Action notified the court that they had reached an agreement in principle to settle. On September 25, 2020, Federal Plaintiffs filed a status report with the Court addressing the implications of
4 The Mediator was assisted at this in-person mediation by his Phillips ADR colleague, Michelle Yoshida, Esq.

the Securities Action settlement for the Federal Derivative Action. ECF 65. Among other matters, Federal Plaintiffs advised the Court that the Federal Parties’ Mediator-facilitated settlement discussions were continuing, and that another formal mediation session was scheduled for November 12, 2020. Federal Plaintiffs asked the Court to extend the deferral of the Federal Derivative Action until thirty (30) days after the November 2020 mediation, at which point Federal Plaintiffs would update the Court as to the status of any settlement or, in the absence of a settlement, the need to implement a formal litigation schedule. The Court granted the requested deferral on September 30, 2020. ECF 67.
Over the next eleven (11) months, Federal Plaintiffs sought, and the Court granted, additional deferrals to facilitate the Federal Parties’ ongoing Mediator-facilitated settlement negotiations. ECF 69–88.
On August 23, 2021, the Federal Plaintiffs notified the Court that the Federal Parties had reached an agreement in principle to settle the Federal Derivative Action, subject to Board approval, which was then expected on or before September 15, 2021. Later that day, the Court entered an order directing that the Second Consent Order remain in effect pending the filing of a stipulation of settlement by the parties. ECF 90.

B.     Proceedings in the Related State Derivative Action
On May 15, 2017, Helen E. Piper Survivor’s Trust filed a stockholder derivative complaint on behalf of Southern against certain Individual Defendants in the Superior Court of Gwinnett County of the State of Georgia (“State Court”) alleging similar derivative claims.5 Shortly thereafter, the State Parties6 met and conferred and ultimately agreed that the interests of preserving the Company’s and Court resources would be best served by deferring the litigation of the State Derivative Action until a ruling on the motion to dismiss in the Securities Action. In consideration of State Plaintiff’s agreement to defer the litigation of the State Derivative Action, Southern agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, to produce to State Plaintiff, inter alia, documents and written discovery responses produced by Southern in the Securities Action and agreed to provide access to State Derivative Action Plaintiff’s Counsel to any deposition transcripts generated in the Securities Action. Subject to the terms of the Second Consent Order, Southern produced the Securities Action
5 On July 19, 2019, Helen E. Piper Survivor’s Trust filed a motion to withdraw as plaintiff. On August 5, 2019, the State Court substituted State Plaintiff as the plaintiff in the State Derivative Action.

6 The “State Parties” refer to, collectively, State Plaintiff and all Defendants except for G. Edison Holland, Jr., who was not named as a defendant in the State Derivative Action.

discovery materials to State Plaintiff, which State Derivative Action Plaintiff’s Counsel attest they reviewed and evaluated in connection with the prosecution of the State Derivative Action as well as settlement discussions that were conducted concurrently but separately from the Federal Parties’ settlement negotiations.
C.     Settlement Negotiations
Pursuant to the terms of the Second Consent Order, in December 2019, Defendants invited Federal Plaintiffs and, pursuant to a similar agreement among the State Parties, State Plaintiff, to a formal mediation addressing the Derivative Actions, to be conducted concurrently with, but separate from, the mediation in the Securities Action, on February 20, 2020. The mediation was supervised by the Mediator and Ms. Yoshida, each of whom are nationally recognized neutrals with extensive experience litigating and mediating complex stockholder derivative and class actions.
Before the mediation, Federal Plaintiffs prepared and submitted a 25-page mediation statement referencing dozens of documents culled from the approximately 1 million pages of documents produced to date by Southern. Federal Plaintiffs also presented a proposed remedial framework to guide further settlement discussions based on their assessment of damages and corporate governance and oversight practices they contend contributed to Southern’s alleged damages. State Plaintiff prepared and submitted a separate detailed 24-page mediation statement that incorporated numerous legal arguments and a thorough evaluation of facts in the public domain regarding Defendants’ alleged liability. Attached to State Plaintiff’s mediation statement was a confidential proposed comprehensive settlement demand outlining detailed proposed corporate governance reforms ascertained through rigorous examination of the best corporate governance practices relevant to Southern’s operations.
The February 20, 2020, mediation ended without a settlement. After the first formal mediation, Plaintiffs continued to review and evaluate the substantial volume of document and deposition discovery generated in the Securities Action. During this period, Southern produced another 47,307 documents, as well as transcripts of depositions and other relevant testimony.
Federal Plaintiffs retained Lawrence A. Hamermesh, Professor Emeritus at Widener University Delaware Law School, to assist them in evaluating Southern’s corporate governance and Project oversight regime and developing Federal Plaintiffs’ comprehensive and detailed remedial proposal for the next formal mediation session.
Following the August 17, 2020, notice that the parties to the Securities Action had reached an agreement in principle to settle, the Federal Parties reengaged the

Mediator to assist them with facilitating a process and framework for further settlement discussions. State Plaintiff also participated in attempts to coordinate further global discussions, including providing the Mediator with State Plaintiff’s settlement demands and explanations thereof.
In September 2020, the Settling Parties agreed to terms and conditions for further settlement discussions and scheduled a second formal mediation session with the Mediator for November 12, 2020, to be held via videoconference due to COVID-related health and safety concerns. Before the mediation session, Federal Plaintiffs submitted a detailed formal settlement demand comprised of monetary components and non-monetary corporate therapeutics. In advance of the mediation session, State Plaintiff submitted an updated and revised mediation statement that incorporated numerous confidential internal documents produced by Southern and referenced confidential deposition testimony from depositions taken during discovery in the Securities Litigation along with a revised settlement demand.
On November 12, 2020, the Settling Parties participated in a day-long video-conference mediation session facilitated by the Mediator. The Settling Parties grappled with the substantive strengths and weaknesses of the Derivative Actions, and responded to probing questions posed by the Mediator. The Settling Parties also discussed at length Plaintiffs’ proposed remedial framework, as well as the specific elements of Plaintiffs’ formal settlement demand. The second formal mediation ended without an agreement, but substantial progress was made towards clarifying the range of risks and rewards of further litigation and the contours of a remedial framework that might yield a settlement agreement. The Settling Parties secured additional litigation deferments from the Court and the State Court to facilitate continued settlement negotiations.
Following the second formal mediation session, the Federal Parties engaged in months of verbal and written exchanges of information, argument, and written settlement proposals and counterproposals, under the aegis of the Mediator. After the second formal mediation session, negotiations in the State Action proceeded directly with Defendants’ Counsel and over the next several months the State Parties continued to obtain and exchange information and counterproposals with the assistance of the Mediator. On January 30, 2021, State Derivative Action Plaintiff’s Counsel engaged in a telephone conference with the Mediator to discuss outstanding issues for consideration, progress made to date, and issues still necessary to be resolved as well as the status of negotiations that had occurred over the past months. During this time, State Derivative Action Plaintiff’s Counsel also continued communications with the Mediator and directly with Defendants’ Counsel to obtain additional information and to continue good faith negotiations. State Derivative

Action Plaintiff’s Counsel requested and subsequently received information addressing the Company’s corporate structure, changes to its Board and management oversight and internal compliance oversight.
In March 2021, the Federal Parties reached an impasse. Rather than allow the negotiations to fail, the Mediator scheduled a third formal mediation session held via videoconference on March 16, 2021, to address the impasse. During the third formal mediation session, the Mediator helped the Federal Parties to identify and evaluate possible avenues of compromise. While the Federal Parties did not reach a settlement, substantial progress was made towards resolving the impasse. The Federal Parties agreed to seek further deferrals from the Court to facilitate their ongoing discussions.
While the Federal Parties were at an impasse, the State Parties continued to engage in extensive negotiations, gather and exchange additional information and exchange counter proposals with Defendants to refine the corporate governance reforms the State Parties had negotiated to date. During March 2021, State Derivative Action Plaintiff’s Counsel corresponded with the Mediator for assistance regarding outstanding corporate governance issues and engaged in telephone conferences with the Mediator to continue discussions to narrow issues regarding the corporate governance reforms. Over the next several months, the State Parties continued to exchange corporate governance counterproposals as well as additional information.
On May 6, 2021 the State Parties reached an agreement on the material substantive terms of the settlement of the State Derivative Action which were memorialized in a term sheet for the State Derivative Action (the “State Term Sheet”). After the State Parties reached an agreement on the material substantive terms memorialized in the State Term Sheet, State Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and reimbursement of expenses commensurate with the value of the Settlement benefit and the contributions of State Derivative Action Plaintiff’s Counsel to the Settlement.7 State Derivative Action Plaintiff’s Counsel reached an agreement with Defendants and their insurers on the State Fee and Expense Amount (as defined in Section 4.2 below) of $1,010,000.
Over the next several months the Federal Parties continued their settlement negations with the Mediator’s assistance. Detailed written proposals and counter-
7 Ultimately, the material substantive terms of the settlement of the State Derivative Action were consolidated with the material substantive terms of the settlement of the Federal Derivative Actions, which resulted in the global Settlement memorialized herein.

proposals were exchanged and debated in numerous written and telephonic communications.
On August 20, 2021, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Derivative Actions, subject to Board review and approval. The material substantive terms of the Settlement (defined herein) were recorded in a consolidated term sheet executed on September 15, 2021 (“Term Sheet”). The substantive consideration for the Settlement is incorporated herewith as Exhibit A to this Amended Stipulation.
Following execution of the Term Sheet, the Federal Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefit and the contributions of Federal Derivative Action Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks and challenges confronted by Federal Plaintiffs, as well as the magnitude and quality of Federal Derivative Action Plaintiffs’ Counsel’s efforts in securing the Settlement benefit. Following a number of exchanges through the Mediator, the Federal Parties accepted the Mediator’s proposal, agreeing on the Federal Fee and Expense Amount (as defined in Section 4.1 below) of $3.5 million.

Thereafter, the Settling Parties negotiated and finalized the formal operative terms of the Settlement as set forth in this Amended Stipulation (“Settlement”).
II.    PLAINTIFFS’ CLAIMS AND SETTLEMENT RECOMMENDATION
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. Plaintiffs’ entry into this Amended Stipulation and Settlement is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and Plaintiffs’ Counsel have, however, taken into account the substantial time, expense, and uncertainty inherent in any attempt to improve upon the result through continued prosecution of the Derivative Actions through trial and any subsequent appeal, including problems of proof, challenges in overcoming the many unique defenses available to the Individual Defendants in derivative litigation, the Individual Defendants’ advancement and indemnification rights, and the difficulties of proving and collecting any potential damages awarded at trial. Plaintiffs and Plaintiffs’ Counsel are also mindful of the costs and disruption further litigation would impose upon Southern. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Southern and its stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Southern and its stockholders in the form of the Corporate Governance Reforms reflected in Exhibit A hereto is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Southern and its stockholders.
Plaintiffs’ Counsel’s conclusion is based on extensive investigation and evaluation of the available public and non-public information.8 That investigation included compilation, review and analysis of, inter alia: (i) Southern’s press releases and recorded or transcribed public statements in connection with quarterly earnings releases, year-end results, annual stockholder meetings, and other meetings and communications with investors and analysts; (ii) Southern’s regulatory filings, including filings with the U.S. Securities and Exchange Commission (“SEC”) and the Mississippi Public Service Commission (“MPSC”); (iii) news and business media reports about Southern, generally, and about the Kemper Plant, specifically; (iv) investment and securities analysts’ reports and advisories; (v) specialty utility, environmental, and engineering blogs, advisories and journals that provided steady coverage of the Project, as well as published reports by experts in the fields of carbon
8 Defendants take no position on Plaintiffs’ Counsel’s description of their investigation or summary of the information they have reviewed.

capture technology, utility capital projects, and public utility commission proceedings; and (vi) the complete record of the public proceedings of the MPSC relating to the Project, including numerous reports and analyses submitted by two third-party monitors appointed by the MPSC to provide MPSC staff and commissioners with independent sources of information and assessments of Project design, construction, progress, cost and schedule in connection with Southern’s applications for ratepayer recovery and the MPSC’s “prudence” review; (vii) the investigation conducted by the SEC, which concluded in November 2017; and (viii) the later investigation commenced by the DOJ.
Plaintiffs’ Counsel also compiled and evaluated all important non-public documents and deposition testimony produced by Southern concerning: (i) the initial design, development, construction, budget, and schedule, and approval of the Project by Southern management and the Board; (ii) subsequent design, re-design, planning, construction, budget, and schedule facts and decision-making, from the on-site Project management level through Southern’s Board; (iii) internal compliance investigation materials, reports and related internal communications concerning the Project; (iv) internal investigation materials, reports and related internal communications concerning Project whistleblowers; (v) Southern’s information gathering and decision-making concerning the Kemper Plant-related restatement by Mississippi Power Company, including internal Company assessments and external auditor reports and communications; (vi) Southern’s and its subsidiaries’ design, construction, cost, and schedule mitigation planning and decision-making; (vii) Southern’s decision-making and related internal communications before and after publication of formal revisions of Project design and operational objectives, and budget and schedule estimates; (viii) Southern’s decision-making and related internal communications concerning government-funded incentives, ratepayer recovery applications, and the 2017 decision to stop work and decommission the IGCC portion of the Kemper Plant; (ix) Southern’s corporate governance and Project oversight regime as it evolved over the course of the Project; and (x) myriad other periodic and ad hoc internal reports and analyses regarding the Project.
Plaintiffs’ Counsel’s decision is further informed by their thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting amended pleadings, preparing and submitting mediation statements and demands, and during the many months of substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

Accordingly, Plaintiffs have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.
III.    DEFENDANTS’ DENIALS AND RATIONALE FOR SETTLING
The Individual Defendants have denied, and continue to deny, each and every claim and contention raised by Plaintiffs in the Derivative Actions and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants expressly deny each and all of the claims by Plaintiffs in the Federal and State Derivative Actions, including, without limiting the foregoing, claims that they breached their fiduciary duties or any other duty owed to Southern or its stockholders, committed or engaged in any violation of law or wrongdoing whatsoever, or that Southern or its stockholders suffered any damages or other harm as a result of any act, omission, or conduct by the Individual Defendants alleged or that could have been alleged in the Derivative Actions. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of Southern and its stockholders. Neither this Amended Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Amended Stipulation, nor any action taken to carry out this Amended Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. The Individual Defendants enter into this Settlement to eliminate the uncertainty, burden, and expense of further litigation, and have determined that it is desirable and beneficial that the Derivative Actions be settled in the manner and on the terms and conditions set forth in this Amended Stipulation.
IV.    BOARD APPROVAL
Southern’s Board, including by unanimous vote of its non-defendant members, approved a resolution reflecting its informed and good faith determination that: (i) the Reforms adopted, implemented, and/or maintained pursuant to the Settlement confer substantial corporate benefits on the Company and its stockholders; (ii) Plaintiffs’ litigation and settlement efforts caused the adoption, implementation, and/or maintenance of the Reforms for the Commitment Period (defined infra, Section 2.1); and (iii) the Settlement is fair, reasonable, and adequate, and serves the best interests of the Company and its stockholders.
V.     TERMS OF THE AMENDED STIPULATION OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties, and subject to the approval of the

Court, that the claims asserted in the Derivative Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Amended Stipulation, as set forth below.
1.     Definitions
As used in this Amended Stipulation, the following terms have the meanings specified below:
1.1    “Action” or “Federal Derivative Action” means the above-captioned shareholder derivative action, titled In re Southern Company Shareholder Derivative Litigation, No. 1:17-cv-00725-MHC (N.D. Ga.).
1.2    “Board” means the Board of Directors of Southern.
1.3    “Corporate Governance Reforms” or “Reforms” means the measures set forth in Exhibit A attached hereto.
1.4    “Court” means the United States District Court for the Northern District of Georgia.
1.5    “Current Southern Stockholder(s)” means any Person who owns Southern common stock as of the date of the execution of this Amended Stipulation and continues to hold their Southern common stock as of the date of the Settlement

Hearing, excluding the Individual Defendants, the officers and directors of Southern, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.6    “Defendants” means, collectively, nominal defendant Southern and the Individual Defendants.
1.7    “Defendants’ Counsel” means Jones Day, and other counsel for Defendants listed on the pleadings in the Derivative Actions.
1.8    “Derivative Actions” means collectively, the State Derivative Action and the Federal Derivative Action.
1.9    “Effective Date” means the date by which the events and conditions specified in ¶ 6.1 of this Amended Stipulation have been met and have occurred.
1.10    “Federal Derivative Action Plaintiffs’ Counsel” means Johnson Fistel, LLP, Robbins LLP, and other counsel for Plaintiffs listed on the pleadings in the Federal Derivative Action.
1.11    “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Amended Stipulation, substantially in the form of Exhibit C attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to the Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of service awards to the Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final.
1.12    “Individual Defendants” means Thomas A. Fanning, Art P. Beattie, Edward Day, VI, G. Edison Holland, Jr., Juanita Powell Baranco, Jon A. Boscia, Henry A. Clark, III, David J. Grain, Veronica M. Hagen, Warren A. Hood, Jr., Linda P. Hudson, Donald M. James, John D. Johns, Dale E. Klein, William G. Smith, Jr., Steven R. Specker, Lawrence D. Thompson, E. Jenner Wood, III, and H. William Habermeyer, Jr.
1.13    “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.

1.14    “Notice” means the Notice of Proposed Settlement and of Settlement Hearing, substantially in the form attached hereto as Exhibit B-1.
1.15    “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.16    “Plaintiffs” means Judy Mesirov, Jean Vinyard, and Martin J. Kobuck.
1.17    “Plaintiffs’ Counsel” means, collectively, Federal Derivative Action Plaintiffs’ Counsel and State Derivative Action Plaintiff’s Counsel, and other counsel for Plaintiffs listed on the pleadings in the Derivative Actions.
1.18    “Related Person(s)” means each of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributes, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.
1.19    “Released Claims” means collectively all claims of Southern (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed or hidden, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted, could have been asserted, or in the future could be asserted against any Released Persons in the Derivative Actions, or in any other court, tribunal, forum, or proceeding, based upon, arising from, or related to the transactions or occurrences referenced in the Derivative Actions (including without limitations claims of fraud, breach of any duty, negligence, gross negligence, mismanagement, gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution, indemnification, and violations of federal securities laws, and arising under United States federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity).
1.20    “Released Persons” means collectively, Southern, the Individual Defendants, and their respective Related Persons. “Released Person” means, individually, any of the Released Persons.
1.21    “Releasing Parties” means Plaintiffs, all other Current Southern Stockholders, Plaintiffs’ Counsel, and Southern. “Releasing Party” means, individually, any of the Releasing Parties.
1.22    “Securities Action” means the securities class action titled Monroe Cty. Emps.’ Ret. Sys. v. The Southern Company et al., No. 1:17-cv-00241 (N.D. Ga.).
1.23    “Settlement” means the agreement, terms, and conditions contained in this Amended Stipulation, dated March 10, 2022, and its exhibits.
1.24    “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement and determine: (i) whether to enter Judgment; and (ii) all other matters before the Court.
1.25    “Settling Parties” means, collectively, Plaintiffs and Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.26    “State Court” means the Superior Court of Gwinnett County, State of Georgia.
1.27    “State Derivative Action” means the shareholder derivative action titled Helen E. Piper Survivor’s Trust, derivatively on behalf of The Southern Company v. Thomas A. Fanning et al., No. 17-A-04758-10, Superior Court of Gwinnett County, State of Georgia.
1.28    “State Derivative Action Plaintiff’s Counsel” means Federman & Sherwood and other counsel for Plaintiff listed on the pleadings in the State Derivative Action.
1.29    “Southern” or the “Company” means nominal defendant The Southern Company, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.30    “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions, substantially in the form attached hereto as Exhibit B-2.
1.31    “Unknown Claims” means any Released Claim(s) that Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each Current Southern Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiffs, Defendants, or Current Southern Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Defendant shall expressly settle and release, and each Current Southern Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all

Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Current Southern Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.
2.     Terms of the Settlement
2.1    Southern, through its Board and/or committees of the Board or duly authorized officers of Southern, shall adopt and/or maintain for a minimum period of five (5) years (the “Commitment Period”) the Reforms detailed in Exhibit A hereto, subject to ¶ 2.2. The Reforms will be adopted and implemented no later than sixty (60) days after entry of the Judgment approving the Settlement, unless otherwise noted in Exhibit A hereto. A designee or designees from the Southern Compliance or Internal Audit department will oversee the implementation of the Reforms and will periodically report to the Board, or an appropriate committee of the Board, regarding the implementation of the Reforms until the Reforms are fully implemented, unless otherwise noted in Exhibit A hereto. The Company shall fund the costs of implementing and maintaining the Reforms outlined in Exhibit A hereto during the Commitment Period.
2.2    In the event that the Board, including a majority of independent, non-defendant directors, determines in the good faith exercise of informed business judgment that the maintenance of any element of the Reforms would conflict with applicable law, regulation or listing requirement, or would otherwise be contrary to the best interests of the Company and its stockholders, the affected elements of the Reforms may be modified or eliminated. In such event, the Board shall adopt and maintain at least through the Commitment Period substitute provisions designed to accomplish the objectives of the affected Reform elements if a majority of the Board’s independent, non-defendant directors determines such a replacement is appropriate based on applicable law, regulation or listing requirement and the Board’s good faith exercise of informed business judgment. Any Board decision to alter the Reforms shall be disclosed in the Company’s next periodic filing or posted on the “Investor Relations” portion of the Company’s website. The Settling Parties’ execution of this Amended Stipulation constitutes certification that they are not presently aware of any law, regulation, listing requirement, or other concern that would trigger application of the foregoing provisions.

2.3    Nothing in this Amended Stipulation shall be construed to circumscribe, modify, or alter the Reforms or the Board’s authority or its fiduciary and other legal duties under all applicable law to make decisions regarding the Company, its officers and directors, or other matters subject to the Board’s discretion and good faith exercise of business judgment.
2.4    The Board, including by unanimous vote of its non-defendant members, approved a resolution reflecting its informed and good faith determination that: (i) the Reforms adopted, implemented, and/or maintained pursuant to the Settlement confer substantial corporate benefits on the Company and its stockholders; (ii) Plaintiffs’ litigation and settlement efforts caused the adoption, implementation, and/or maintenance of the Reforms for the Commitment Period; and (iii) the Settlement is fair, reasonable, and adequate, and serves the best interests of the Company and its stockholders.
3.     Approval and Notice
3.1    Promptly after execution of this Amended Stipulation, Federal Derivative Action Plaintiffs’ Counsel shall submit this Amended Stipulation together with its exhibits to the Court and shall apply for entry of an order substantially in the form of Exhibit B attached hereto (the “Preliminary Approval Order”), requesting: (i) preliminary approval of the Settlement set forth in this

Amended Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Southern Stockholders; and (iii) a date for the Settlement Hearing.
3.2    Notice of the Settlement to Current Southern Stockholders shall consist of the Notice of Proposed Settlement and of Settlement Hearing (the “Notice”), which includes the general terms of the Settlement set forth in this Amended Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit B-1, as well as the Summary Notice, substantially in the form attached hereto as Exhibit B-2.
3.3    Within ten (10) calendar days after the entry of the Preliminary Approval Order, Southern shall cause: (i) the publication of an agreed-upon short-form settlement notice once in Investor’s Business Daily or similar publication; (ii) the posting of an agreed-upon long-form notice and the Amended Stipulation (including exhibits) on the “Investor Relations” portion of the Company’s website; and (iii) the furnishing or filing with the SEC of a Current Report on Form 8-K, attaching the long-form notice and the Amended Stipulation (including exhibits). Southern or its insurers shall pay all costs of this notice program, or any other form and manner of notice as may be required by the Court or the State Court. The Settling Parties agree that the content and manner of notice set forth herein constitutes adequate and reasonable notice to Current Southern Stockholders under applicable law and consistent with due process standards. Before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court.
3.4    Promptly after execution of this Amended Stipulation, the parties to the Federal Derivative Action and State Derivative Action, respectively, shall request that proceedings in their respective actions be suspended, except for the obligations provided for in this Amended Stipulation.
3.5    Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all Southern stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.
3.6    Federal Derivative Action Plaintiffs’ Counsel shall request that the Court hold the Settlement Hearing at least 60 calendar days after the Notice described in ¶ 3.3 above is given.
4.     Separately Negotiated Fee and Expense Amounts
4.1    In consideration for the substantial benefits conferred upon Southern and its stockholders by Federal Plaintiffs through the Settlement, Southern shall cause its insurer(s) to pay to Federal Derivative Action Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of $3,500,000 (the “Federal Fee and Expense Amount”), subject to Court approval.
4.2    In consideration for the substantial benefits conferred upon Southern and its stockholders by State Plaintiff through the Settlement, Southern shall cause its insurer(s) to pay to State Derivative Action Plaintiff’s Counsel attorneys’ fees and expenses in the amount of $1,010,000 (the “State Fee and Expense Amount”), subject to the approval of the State Court.
4.3    Federal Derivative Action Plaintiffs’ Counsel agree not to seek or accept any award or payment of attorneys’ fees or expenses in connection with the Derivative Actions from any person or entity other than Defendants’ insurer(s). Federal Derivative Action Plaintiffs’ Counsel further agree not to seek or accept any additional or greater award or payment of attorneys’ fees and expenses in connection with the Derivative Actions other than the Federal Fee and Expense Amount.
4.4    State Derivative Action Plaintiff’s Counsel agree not to seek or accept any award or payment of attorneys’ fees or expenses in connection with the Derivative Actions from any person or entity other than Defendants’ insurer(s). State Derivative Action Plaintiff’s Counsel further agree not to seek or accept any additional or greater award or payment of attorneys’ fees and expenses in connection with the Derivative Actions other than the State Fee and Expense Amount. State Derivative Action Plaintiff’s Counsel shall not file their anticipated application for approval of the State Fee and Expense Amount until after the entry of Judgment required under ¶ 6.1(b). Any application for approval of the State Fee and Expense Amount shall be made solely and exclusively in the State Court. Such application shall be accompanied by a stipulation and [proposed] order approving the voluntary dismissal of the State Derivative Action with prejudice based upon the final approval of the Settlement by the Court, with the exception that jurisdiction be retained solely to hear State Derivative Action Plaintiff’s Counsel’s petition for the State Fee and Expense Amount.
4.5    Neither the Settlement nor Settlement approval is conditioned upon the Court’s approval of the Federal Fee and Expense Amount or any service awards or upon the State Court’s approval of the State Fee and Expense Amount or any service awards.
4.6    The Federal Fee and Expense Amount shall be conditioned solely upon approval by the Court. The State Fee and Expense Amount shall be conditioned solely upon the approval of the State Court. Non-approval or reduction of the agreed-to Federal Fee and Expense Amount by the Court shall have no effect on the State Court-approved amount, if any, to be paid to State Derivative Action Plaintiff’s

Counsel. Non-approval or reduction of the agreed-to State Fee and Expense Amount by the State Court shall have no effect on the Court-approved amount, if any, to be paid to Federal Derivative Action Plaintiffs’ Counsel.
4.7    The Federal Fee and Expense Amount shall be deposited into an account designated and controlled by Federal Derivative Action Plaintiffs’ Counsel within thirty (30) calendar days of: (i) the entry of an order by the Court preliminarily approving the Settlement; or (ii) the date on which Federal Derivative Action Plaintiffs’ Counsel provide sufficient written wire payment instructions (i.e., ABA number, SWIFT code, bank name, bank address, and bank account number) and Form W-9 information to Defendants’ Counsel, whichever is later. The funds shall be immediately releasable upon entry of order(s) granting final approval of the Settlement and approving the Federal Fee and Expense Amount, notwithstanding any collateral attacks on any aspect of the Settlement, including without limitation, any objections or appeals to the Settlement or to the Federal or State Fee and Expense Amounts. In the event the Effective Date does not occur, or the Court does not approve the Federal Fee and Expense Amount (or approves the Federal Fee and Expense Amount only in part), within thirty (30) calendar days of the ruling preventing the occurrence of the Effective Date or not approving (or reducing) the Federal Fee and Expense Amount, Federal Derivative Action Plaintiffs’ Counsel

shall refund the Federal Fee and Expense Amount or the sum by which the Federal Fee and Expense Amount was reduced, as appropriate, plus interest earned thereon (if any), subject to receipt of sufficient written wire transfer instructions.
4.8    The State Fee and Expense Amount shall be deposited into an account designated and controlled by State Derivative Action Plaintiff’s Counsel within thirty (30) calendar days of: (i) the entry of an order by the Court preliminarily approving the Settlement; or (ii) the date on which State Derivative Action Plaintiff’s Counsel provide sufficient written wire payment instructions (i.e., ABA number, SWIFT code, bank name, bank address, and bank account number) and Form W-9 information to Defendants’ Counsel, whichever is later. The funds shall be immediately releasable upon entry of order(s) granting final approval of the Settlement and approving the State Fee and Expense Amount, notwithstanding any collateral attacks on any aspect of the Settlement, including without limitation, any objections or appeals to the Settlement or to the State or Federal Fee and Expense Amounts. In the event the Effective Date does not occur, or the State Court does not approve the State Fee and Expense Amount (or approves the State Fee and Expense amount only in part), within thirty (30) calendar days of the ruling preventing the occurrence of the Effective Date or not approving (or reducing) the State Fee and Expense Amount, State Derivative Action Plaintiff’s Counsel shall refund the State

Fee and Expense Amount or the sum by which the State Fee and Expense Amount was reduced, as appropriate, plus interest earned thereon (if any), subject to receipt of sufficient written wire transfer instructions.
4.9    The Settling Parties agree that Federal Plaintiffs and State Plaintiff may seek service awards, not to exceed $3,000 per Plaintiff, to be paid out of their counsel’s respective fee and expense amounts, subject to approval by the Court or State Court, respectively. The approval of the Settlement is not conditioned upon the Court’s or State Court’s approval of the Federal or State Fee and Expense Amounts or the service awards.
5.     Releases
5.1    Upon the Effective Date, the Releasing Parties (on behalf of themselves and derivatively on behalf of Southern) shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims, including both known and Unknown Claims, against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons. The Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims, including both known and Unknown Claims, against any of the Released Persons. Upon final approval of the Settlement, the Releasing Parties shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release.
5.2    Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current Southern Stockholders and their Related Persons from all claims and causes of action of every nature and description, including both known and Unknown Claims, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the Released Claims, except for any claims relating to the enforcement of the Settlement. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Amended Stipulation.
5.3    Notwithstanding ¶¶ 5.1 through 5.2 above, nothing in the Amended Stipulation or the Judgment shall provide a release of any claims to enforce this Amended Stipulation, the Settlement, or the Judgment or bar any action by any

Settling Party to enforce the terms of the Amended Stipulation, the Settlement, or the Judgment. In addition, nothing in ¶¶ 5.1 through 5.2 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Georgia law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.
6.    Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
6.1    The Effective Date of this Amended Stipulation shall be conditioned on the occurrence of all of the following events:
a.     Court approval of the Settlement and approval of the content and method of providing notice of the proposed Settlement to Current Southern Stockholders, and the subsequent dissemination of the notice to Current Southern Stockholders;
b.     Court entry of the Judgment, in all material respects in the form set forth as Exhibit C annexed hereto, approving the Settlement and dismissing the Federal Derivative Action with prejudice, without awarding costs to any party, except as provided herein;

c.     payment of the Federal Fee and Expense Amount in accordance with ¶¶ 4.1, 4.3, 4.5-4.7;
d.     the passing of the date upon which the Judgment becomes Final;
e.     issuance of an order dismissing the State Derivative Action with prejudice; and
f.     payment of the State Fee and Expense Amount in accordance with ¶¶ 4.2, 4.5, 4.6, 4.8.
6.2    If any of the conditions specified in ¶ 6.1 are not met, then this Amended Stipulation shall be canceled and terminated subject to paragraph ¶ 6.3 unless counsel for the Settling Parties mutually agree in writing to proceed with this Amended Stipulation. Notwithstanding anything herein to the contrary, an order or proceeding relating to the Federal or State Fee and Expense Amount, or any appeal from any order relating thereto (or reversal or modification thereof), shall not operate to cancel the Amended Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment.
6.3    If for any reason the Effective Date of this Amended Stipulation does not occur, or if this Amended Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Actions as of

March 10, 2022; (b) all releases delivered in connection with this Amended Stipulation shall be null and void, except as otherwise provided for in this Amended Stipulation; (c) the Federal Fee and Expense Amount paid to Federal Derivative Action Plaintiffs’ Counsel and the State Fee and Expense Amount paid to State Derivative Action Plaintiff’s Counsel shall be refunded and returned within thirty (30) calendar days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of this Amended Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.
6.4    Within five (5) business days of the entry of Judgment required under ¶ 6.1(b), Plaintiff in the State Derivative Action will file appropriate papers with the State Court to effectuate the dismissal with prejudice of the State Derivative Action, with the exception that jurisdiction be retained solely to hear State Derivative Action Plaintiff’s Counsel’s petition for the State Fee and Expense Amount.

7.     Bankruptcy
7.1    In the event any proceedings by or on behalf of Southern, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their commercially reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Amended Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court, including, for relief from any stay, approval of the Settlement, authority to release funds, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.
7.2    If any Bankruptcy Proceedings by or on behalf of Southern are initiated prior to the payment of the Federal Fee and Expense Amount and/or State Fee and Expense Amount, the Settling Parties agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing such payment, or finding that the payment of the Federal Fee and Expense Amount and/or State Fee and Expense Amount by

Southern’s insurer(s) does not violate the automatic stay; and (ii) finding that the payment of the Federal Fee and Expense Amount and/or State Fee and Expense Amount by Southern’s insurer(s) does not constitute utilization of estate proceeds and/or a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Southern, the Settling Parties agree that all dates and deadlines in the Derivative Actions, if any, will be extended for such periods of time as necessary for the Settling Parties to use their commercially reasonable best efforts to attempt to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.
8.    Miscellaneous Provisions
8.1    The Settling Parties: (a) acknowledge that it is their intent to consummate this Amended Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Amended Stipulation.
8.2    Any planned, proposed, or actual sale, merger, or change-in-control of Southern shall not void this Amended Stipulation. The Amended Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Southern, the

Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Amended Stipulation and the Federal Fee and Expense Amount and State Fee and Expense Amount.
8.3    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure and all other similar laws and/or rules governing professional conduct.
8.4    Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing, liability, or damages against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Actions. The existence of the provisions contained in this Amended Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions or with respect to any of the claims settled in the Derivative Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Amended Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.
8.5    This Amended Stipulation may be modified or amended only by a writing signed by the signatories hereto.
8.6    This Amended Stipulation shall be deemed drafted equally by all Settling Parties.
8.7    No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Amended Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.8    Each counsel or other Person executing this Amended Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.
8.9    The exhibits to this Amended Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
8.10    This Amended Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.
8.11    In the event that there exists a conflict or inconsistency between the terms of this Amended Stipulation and the terms of any exhibit hereto, the terms of this Amended Stipulation shall prevail.
8.12    This Amended Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.
8.13    This Amended Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the parties to this Amended Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Georgia without giving effect to that State’s choice of law principles.
8.14    The Settling Parties agree to submit any disputes regarding the final terms of the Amended Stipulation to the Mediator for mediation, and, if agreed upon by the Settling Parties, final resolution. Any disputes between Federal Derivative Action Plaintiffs’ Counsel and State Derivative Action Plaintiff’s Counsel relating to the Amended Stipulation, its exhibits, and/or any orders or motions related to its approval shall be submitted to the Mediator for mediation, and if necessary, final resolution on the terms and subject to the processes and procedures set forth by the Mediator. Costs and fees incurred in the course of the dispute resolution process pursuant to this Section shall be borne by the parties involved in the dispute submitted to the Mediator in accordance with the terms of the Mediation Agreement.
8.15    The Court shall retain jurisdiction to implement and enforce the terms of the Amended Stipulation and the Court’s Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Amended Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, the Settling Parties have caused this Amended Stipulation to be executed by their duly authorized attorneys.

Dated: March 10, 2022	JOHNSON FISTEL LLP
/s/ Michael I. Fistel, Jr.

Michael I. Fistel, Jr.
Georgia Bar No.: 364698
JOHNSON FISTEL, LLP
40 Powder Springs Street
Marietta, GA 30064
Telephone: (470) 632-6000
Facsimile: (770) 200-3101
Email: michaelf@johnsonfistel.com

Lead Counsel in the Federal Derivative Action and Counsel for Jean Vinyard

Dated: March 10, 2022	ROBBINS LLP
/s/ Craig W. Smith
Craig W. Smith 5040 Shoreham Place San Diego, CA 92122 Telephone: (619) 525-3990 Email: csmith@robbinsllp.com Counsel for Judy Mesirov

Dated: March 10, 2022	FEDERMAN & SHERWOOD
/s/ William B. Federman

William B. Federman
10205 N. Pennsylvania Avenue
Oklahoma City, OK 73120
Telephone: (405) 239-1560
Facsimile: (405) 239-2112
Email: WBF@federmanlaw.com

Lead Counsel in the State Derivative Action and Counsel for Martin J. Kobuck

Dated: March 10, 2022	JONES DAY
/s/ Ashley F. Heintz

Ashley F. Heintz
Michael J. McConnell
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361
Telephone: (404) 581-8526
Facsimile: (404) 581-8330
Email: aheintz@jonesday.com
 mmcconnell@jonesday.com

Counsel for Defendants

EXHIBIT A

EXHIBIT A

Corporate Governance Reforms

1.     Cost Tracking for Large Capital Projects1
Southern will adopt measures that enhance the alignment of cost tracking for Large Capital Projects across the company and further standardize reporting tools for analytics, with an objective of enhancing cost detail. These measures include, but are not limited to:
a.Standardization of project classification to support improved benchmarking capabilities across the enterprise;
b.Standardization of project budget approval process;
c.Standardization of templates used to create projects and record transactions on a project;
d.Requiring project budgets to be developed and allocated by time period, in addition to the expected total cost of the project;
e.Utilization of sub-ledger accounting entries for transactions with a financial accounting impact that are recorded against projects; sub-ledger details will be used for project tracking, regulatory reporting, and operational reporting; sub-ledgers will feed into the general ledger;
f.Enhancing consistency of accounting and short coding methodology to enter project transactions, which provides the level of detail to effectively monitor actual costs against project budgets; and
g.Implementation of enhanced reporting capabilities for both project budget review and budget to actual analysis.

______________________________________

1“Large Capital Project(s)” or “LCP(s)” shall mean all major new projects for the construction of electric generating facilities where the initial budget estimate is in excess of $1 billion.
1

Southern has commenced the development and implementation of these cost tracking reforms, which will be installed in phases and completed during the Commitment Period. Targets for implementation will be established during the Commitment Period. The implementation of these reforms across Southern is being overseen by a cross-functional management team, including the Chief Accounting Officer, and the Chief Financial Officer has ultimate authority over the implementation of these reforms. That cross-functional management team, and its members, will delegate responsibility for implementation, adoption, and oversight of these reforms throughout various departments and subsidiaries, as appropriate. Management periodically reports on the implementation of these cost tracking reforms to the Audit Committee.

To the extent significant findings are identified by the Chief Audit Executive (“CAE”) or Internal Audit in regard to the implementation of the cost tracking reforms, the CAE will report these findings to the Audit Committee and executive management.

2.     Disclosure Committee
a.Southern agrees to provide advance drafts of quarterly earnings call scripts and draft investor presentations related thereto to the Chair of the Southern Disclosure Committee (“SDC”) and to the Audit Committee and to incorporate edits and comments from the SDC and Audit Committee.
b.The Chair of the SDC will regularly attend (or listen live to) quarterly earnings calls and, in the event the Chair is unable to attend (or listen live to), the Chair will review the respective earnings call transcript following the call.
c.Southern agrees to provide advance drafts of forms 10-K, 10-Q, and Proxy Statements to the Audit Committee at least two business days in advance of being filed with the SEC.
d.The Company shall amend the existing duties, responsibilities, and general operating procedures of the SDC to reflect the following, and the existing and amended duties, responsibilities, and general operating procedures shall be documented in the General Operating Procedures of the SDC:

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i.     Membership:
a)The members of the SDC will include the following positions, or functionally similar positions, in addition to other members: (i) the Chief Accounting Officer and Comptroller; (ii) the Southern Company Services Chief Compliance Officer; and (iii) the SVP of Finance and Treasurer.
b)The SDC will provide written notice to the Audit Committee Chair upon change of membership of the SDC.
ii.    Duties and Responsibilities:
a)Evaluating the materiality of information and events relating to or affecting the Company, and determining the timing and appropriate method of disclosure of information deemed material;
b)Exercising primary oversight of the Company's Disclosure Controls and Procedures process and reporting any issues to the Audit Committee;
c)Ensuring that material information about each Large Capital Project is appropriately disclosed in each Form 10-K, 10-Q, and applicable Form 8-Ks and other financial reports, including material information concerning estimated cost and schedule and any material changes thereto; and
d)The committee may undertake additional responsibilities identified in writing by the Company’s CEO, CFO, or Audit Committee.
iii.    Meetings:
a)The SDC shall hold regular meetings and keep records of each meeting and the Audit Committee shall receive a report of the CEO/CFO certification meeting.

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b)A provision that permits ad hoc committee meetings as deemed necessary or appropriate (and keep records of any such meetings).
c)A majority of the members of the SDC shall constitute a quorum for purposes of holding a meeting.
d)A provision that permits the committee to invite guests, including but not limited to experts, consultants, auditors, accountants, company personnel and/or representatives, to attend meetings as deemed necessary and appropriate to perform its duties and responsibilities.
iv.    Reporting:
a)Before each Form 10-K and Form 10-Q is finalized, the SDC shall report to the CEO and CFO regarding the SDC's deliberations, activities, and disclosure recommendations sufficiently prior to the filing or distribution of the final document for the CEO and CFO to satisfy themselves as to the adequacy of the process and to provide their own input on disclosure. The Audit Committee shall receive a report of the CEO/CFO certification meeting.
b)At least on a quarterly basis, the SDC Chair, or designee, shall provide a report to the Audit Committee regarding any disclosure issues or concerns.
3.     Chief Audit Executive
The CAE shall have the following duties and responsibilities:
a.The CAE will lead an audit plan based on the key risks of the organization that evaluates the controls and processes over financial reporting, operational and compliance matters of the Company;

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b.The CAE shall prepare and maintain an internal audit charter, internal audit plan, and related internal audit policies and procedures manuals to be approved by the Audit Committee and Board annually;
c.The CAE shall adhere to The Institute of Internal Auditors’ mandatory guidance including the Definition of Internal Auditing, the Code of Ethics, and the International Standards for the Professional Practice of Internal Auditing;
d.The CAE shall report directly to the Audit Committee, and administratively (i.e., day to day operations) to the Executive Vice President, Chief Legal Officer and Chief Compliance Officer of the Company;
e.The CAE shall be granted full, free, and unrestricted access to any and all of the Company’s records, physical properties, and personnel pertinent and necessary to carrying out any engagement as well as unrestricted access to the Audit Committee and the Board;
f.The Audit Committee, in coordination with the Executive Vice President, Chief Legal Officer and Chief Compliance Officer, shall determine the compensation and budget for the CAE function annually;
g.The CAE shall meet at least quarterly with the CEO, CFO, Chief Risk Officer, Chief Accounting Officer, and the Audit Committee, attend all Audit Committee meetings, and meet at least quarterly in executive session with the Audit Committee;
h.The CAE shall provide the Audit Committee with quarterly summary reports of internal audits, including, as necessary, internal audits of LCP cost-tracking, completed and in progress;
i.Following completion of the internal audit plan, the CAE shall report the audit findings to the Audit Committee, including which findings may relate to the effectiveness and adequacy of the Company’s internal controls, risk management, and governance processes, and the effectiveness of the CEO, CFO, Chief Risk Officer, and Chief Accounting Officer in managing those controls and processes; and

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j.The CAE shall keep the Audit Committee informed of emerging trends in relevant regulatory matters, internal control issues, and internal audit matters, and provide the Audit Committee with a report of outstanding audit issues and the status of management’s efforts to resolve and improve the control environment.
4.     Internal Audit
a.The Audit Committee will continue to assist the Board in fulfilling its oversight responsibilities for, among other things, the quality and performance of the Company’s Internal Auditing function.
b.Southern agrees to further enhance the Internal Audit process through adjustments to the audit report template with an objective of enhancing specificity of ratings to help monitor risks. For example, every audit report will have an overall audit conclusion rating (effective, effective with opportunities for improvement, needs improvement and not effective). This final conclusion rating allows Internal Audit to communicate the overall condition of the process that was audited. In addition, all audit findings will be presented in the report. The audit findings will be rated based on their risk to the Company. The ratings are critical, high, moderate, and low. Management will respond to all findings with the exception of the findings rated low.
c.Southern agrees to enhance the existing reporting format concerning key risks and emerging trends included in Audit Committee quarterly reports that further identifies key risks and emerging trends. Southern has begun implementing those enhancements, including that Internal Audit provides quarterly reports to the Audit Committee, which provide the Audit Committee with the following: key risks and emerging trends noted from Internal Audit’s work, any significant matters noted during the quarter, audit plan status, type of findings identified by Internal Audit, aged audit findings, changes to Internal Audit’s plan (additions, deferrals, cancellations) for Audit Committee’s approval, findings that are greater than 180 days aged as well as key operational metrics related to Internal Audit for Audit Committee’s review.

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d.Southern agrees to enhance and expand the scope of Internal Audit quarterly certifications. The changes to quarterly certifications to senior management follow the same template as the audit committee reporting enhancements noted in 4(c) above.
e.Southern agrees to enhance Internal Audit’s annual risk assessment through coordination with Enterprise Risk Management, including the participation of Internal Audit in the risk assessment process as active members of the risk assessment discussion to allow Internal Audit to be more precise around audit planning and risks.
f.Southern agrees to further enhance the functionality of Internal Audit software to allow additional details for reports to the Audit Committee, Board, and executive management. These enhancements include Internal Audit’s utilization of the full capabilities of the workpaper management system, and efficiencies around audit fieldwork / documenting processes, and reporting.
g.For internal audits related to schedule and cost management for Large Capital Projects, the internal auditor shall:
i.Assess whether the Company and its subsidiary(ies) have controls in place to maintain complete and accurate records in accordance with Company retention requirements which could impact the Large Capital Project’s estimated schedule, budget, or other aspects of the project plan. This may also include assessing whether there are controls or processes in place to maintain records relevant to Company needs after the completion of a Large Capital Project (i.e., documentation related to regulatory requirements or needs).
ii.Utilize sampling methodology to assess whether schedules, budgets, or other aspects of the project plan that are provided to Internal Audit as part of Internal Audit’s testing plan are supported by reasonable evidence, and if the internal auditor cannot obtain reasonable evidence for these estimates the internal auditor shall inform relevant management personnel. Internal Audit will communicate
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significant findings to the Audit Committee and executive management.
iii.Maintain an awareness of any project specific risk management profiles and monitor, as deemed necessary or appropriate, relevant project specific risk meetings where schedule and cost management are discussed.
iv.Assess whether Company project management has established processes in place to track the status of key construction milestones. This may also include assessing relevant portions of the project schedule related to contractor and sub-contractor performance.
v.Establish a workpaper management system that stores all work related to the internal audit of a Large Capital Project in accordance with the Southern Company Records Management Standard and the Southern Company Records Retention Schedule.
vi.Access to the workpaper management system will be granted to relevant management personnel as needed at the discretion of the CAE.
5.     Management Oversight and Communication with the Board
a.Members of executive management from the Company and its operating subsidiaries will continue to meet periodically to focus on, among other things, enterprise risk management.
b.Members of executive management from the Company and its operating subsidiaries will also continue to participate in regular oversight of LCPs and to communicate regularly with the Board and relevant Board committees, including through management reports presented at Board and/or committee meetings.
6.     Operations, Environmental and Safety Committee (“OES Committee”) Oversight
a.The OES Committee maintains general oversight and reports to the Board regarding significant information, activities, and events relative to, among other things, (i) policies and operating
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issues related to the system’s significant electric generation and transmission and natural gas distribution and storage facilities investments, including operational performance, safety, planning and funding for decommissioning of plants, and construction and licensing of new facilities or infrastructure, including review of cost estimates; and (ii) risks and associated risk management activities related to significant operations of the system.
b.At each of its regular committee meetings, the OES Committee reviews significant construction projects, which from time to time includes LCPs, and strategies and significant investment initiatives for electric and natural gas generation, transmission, and distribution.
7.     Board and Committee Authority
a.The Board may engage the services of advisors at any time as it deems appropriate. The Board has authority to approve the fees and expenses of such advisors for payment by the Company.
b.Each committee of the Board has the authority to retain the services of advisors and experts as it deems necessary or appropriate with respect to matters within its purview. The expenses associated with such services are to be approved by the applicable committee and paid by the Company.
8.     Aligning Executive Compensation With Relevant Milestones and Regulatory Compliance For Large Capital Projects
a.When Southern Company or one of its subsidiaries is engaged in a Large Capital Project, the relevant executives’ performance pay goals may depend on objective measurements, including: (i) deadline milestones; (ii) budget milestones; (iii) operational milestones; (iv) regulatory milestones; and (v) safety milestones during the relevant time period. Any such performance-based compensation awarded shall be subject to the Company’s Compensation Clawback Policy detailed below in Paragraph 8.
b.In the event a Large Capital Project materially exceeds budgetary or scheduling goals or targets, the Compensation and Management Succession Committee (“Compensation Committee”) shall (i) review the impact of that event on earnings
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as it relates to the EPS goal payout for the relevant executives of Southern Company or a subsidiary; and (ii) if deemed warranted following that examination, in the discretion of the Compensation Committee, take appropriate steps to reduce the relevant performance-based compensation payouts for the applicable time period or recover the relevant performance-based compensation paid to such executives, subject to the Company’s Compensation Clawback Policy.
9.     Compensation Clawback Policy
The Board of Directors, with input of an independent compensation consultant and outside legal counsel, expanded the terms of the Company’s Clawback Policy regarding annual and long-term incentive awards granted under the Company’s Omnibus Plan to plan participants, including the annual Performance Pay Program awards and the long term incentive program awards.
Specifically, the Clawback Policy allows the Compensation Committee, in consultation with other Board committees if it deems appropriate, discretion to seek repayment of incentive compensation awards from senior management. Key provisions of the Clawback Policy include:

a.applies to current and former executive officers and other members of senior management;
b.triggers include (1) an accounting restatement due to material noncompliance or misconduct or (2) detrimental activity, defined as a material violation of the Code of Ethics or applicable Company policies or engagement in misconduct, that results in significant financial or operational loss or serious reputational harm to the Company or its subsidiaries; and
c.compensation that can be recouped includes performance-based cash awards, stock options, and performance-based equity awards.
10.    Director Education
a.Southern will fund participation by Southern’s directors in continuing education program(s) of their own choosing concerning, among other things, the issues of compliance with law and regulation, disclosures to shareholders, and fiduciary
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duties in the context of a heavily regulated public company within one year of a director’s initial election to the Board and at least once every three years thereafter.
b.Southern agrees that its Chief Legal Officer and Chief Compliance Officer or Corporate Secretary, with the assistance of outside counsel as necessary, will develop, implement, and update, as appropriate, annual training or continuing education programs for Southern’s directors addressing such topics as:  public reporting of schedule and cost estimates of material construction projects in accordance with GAAP and the federal securities laws; compliance, audit, disclosure, and internal control trends and practices; environmental, social and governance practices, and stakeholder engagement; enterprise risk mitigation; the Company’s Corporate Governance Guidelines, Code of Ethics, and Insider Trading Policy; and other industry strategies, trends, norms, and practices.
11.    Compliance Education/Training
Southern agrees to further enhance and fund the development, maintenance, and deployment of training provided by the Office of the Chief Compliance Officer.
The CCO will continue to coordinate and support the development, delivery, and monitoring of annual employee training programs focused on compliance, internal controls policies and procedures, compliance risk assessment, and complaint reporting and investigation. Programs may be delivered by one or more methodologies including in person and digital technologies.
Going forward, training programs will continue to incorporate, when applicable or appropriate for a particular audience or subject matter:
a.References to applicable laws and regulations, such as the whistleblower provisions included in the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act;
b.References to applicable Company policies and programs, including its Code of Ethics and its Concerns Program;
c.Examples of compliant and non-compliant behaviors; and

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d.Discussion of the Company's non-retaliation policy, including its mandate that retaliation for using the Concerns Program may be grounds for disciplinary action including termination.

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EXHIBIT B

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

IN RE SOUTHERN COMPANY SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 1:17-cv-00725-MHC (Consolidated with No.: 1:17-cv-01983-MHC) (Derivative Action) Judge Mark H. Cohen
[PROPOSED] PRELIMINARY APPROVAL ORDER
WHEREAS, the above-captioned shareholder derivative action is pending before the Court (the “Federal Derivative Action”);
WHEREAS, a related shareholder derivative action is pending before the Superior Court of Gwinnett County, State of Georgia (the “State Court”), captioned Helen E. Piper Survivor’s Trust, derivatively on behalf of The Southern Company v. Thomas A. Fanning et al., No. 17-A-04758-10 (the “State Derivative Action” and together with the Federal Derivative Action, the “Derivative Actions”);
WHEREAS, the Settling Parties have made an unopposed motion for an order preliminarily approving the proposed Settlement of the Derivative Actions (“Motion”) in accordance with the Amended Stipulation and Agreement of Settlement dated March 10, 2022 (the “Amended Stipulation”), which together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed

Settlement of the Derivative Actions, and for dismissal of the Derivative Actions with prejudice;
WHEREAS, the Court having: (i) read and considered the Motion together with the accompanying Memorandum of Law in Support of the Motion; (ii) read and considered the Amended Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Settling Parties in favor of preliminary approval of the Settlement;
WHEREAS, the Court finds, based upon a preliminary evaluation of the Settlement as set forth in the materials mentioned above and presented to this Court, there is cause to believe that: (i) the Settlement is fair, reasonable, and adequate, and within the range of possible approval, as it provides a beneficial result for The Southern Company (“Southern” or “Company”) and Current Southern Stockholders; (ii) the Settlement has been negotiated in good faith at arms-length between experienced attorneys for the Settling Parties familiar with the legal and factual issues of the Derivative Actions; and (iii) with respect to the forms of notice of the material terms of the Settlement to Current Southern Stockholders for their consideration and reaction, that notice is appropriate and warranted; and

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WHEREAS, except as otherwise expressly provided herein, all capitalized terms shall have the same meanings and/or definitions as set forth in the Amended Stipulation.
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
1.    This Court preliminarily approves the Settlement as set forth in the Amended Stipulation as being fair, reasonable, and adequate.
2.    Within ten (10) calendar days after the entry of this Preliminary Approval Order, Southern shall cause: (i) the publication the Summary Notice once in Investor’s Business Daily or similar publication; (ii) the posting of the Notice and the Amended Stipulation (including exhibits) on the “Investor Relations” portion of the Company’s website; and (iii) the filing with the SEC of a Current Report on Form 8-K, attaching the Notice and the Amended Stipulation (including exhibits). The Company or its insurance carrier(s) shall pay all costs of providing such notice of the Settlement.
3.    No later than thirty-one (31) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to the filing and posting of the Notice and Summary Notice.

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4.    The Federal Fee and Expense Amount shall be deposited into an account designated and controlled by Federal Derivative Action Plaintiffs’ Counsel within thirty (30) calendar days of: (i) the entry of an order by this Court preliminarily approving the Settlement; or (ii) the date on which Federal Derivative Action Plaintiffs’ Counsel provide sufficient written wire payment instructions (i.e., ABA number, SWIFT code, bank name, bank address, and bank account number) and Form W-9 information to Defendants’ Counsel, whichever is later. The funds shall be immediately releasable upon entry of order(s) granting final approval of the Settlement and approving the Federal Fee and Expense Amount, notwithstanding any collateral attacks on any aspect of the Settlement, including without limitation, any objections or appeals to the Settlement or to the Federal or State Fee and Expense Amounts. In the event the Effective Date does not occur, or the Court does not approve the Federal Fee and Expense Amount (or approves the Federal Fee and Expense Amount only in part), within thirty (30) calendar days of the ruling preventing the occurrence of the Effective Date or not approving (or reducing) the Federal Fee and Expense Amount, Federal Derivative Action Plaintiffs’ Counsel shall refund the Federal Fee and Expense Amount or the sum by which the Federal Fee and Expense Amount was reduced, as appropriate, plus interest earned thereon (if any), subject to receipt of sufficient written wire transfer instructions. The
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Federal Fee and Expense Amount, as approved by the Court, shall constitute final and complete payment for the Federal Derivative Action Plaintiffs’ Counsel’s fees and expenses that have been incurred or will be incurred in connection with the Federal Derivative Actions.
5.    The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Federal Rule of Civil Procedure 23.1 and due process.
6.    A hearing shall be held on _______________, 202__ at ____ __.m., before the Honorable Mark H. Cohen, in the U.S. District Court for the Northern District of Georgia, Atlanta Division, located at Richard B. Russell Federal Building & U.S. Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303-3309, (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Amended Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether the Federal Derivative Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released Persons should be fully and finally released;
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(v) whether the agreed-to Federal Fee and Expense Amount should be approved; (vi) whether Service Awards to the Federal Plaintiffs should be approved; and (vi) to rule upon such other actions as the Court may deem appropriate.
7.    The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Southern Stockholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Southern Stockholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current Southern Stockholders.
8.    Any Current Southern Stockholders may appear and show cause, at their own expense, individually or through counsel, if he, she, or it has any reason why the Settlement embodied in the Amended Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or the Federal Fee and Expense Amount should not be awarded. No Current Southern Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Southern Shareholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the Person’s name, address, and
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telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Southern common stock as of the date the Amended Stipulation was signed, March 10, 2022, and continuing through the date the objection is made; (iii) a statement of objections to any Action before the Court, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony.
9.    At least fourteen (14) calendar days prior to the Settlement Hearing set for _____________, 20___, any such person must file the written objection(s) and corresponding materials, and a notice of intent to appear if any Current Southern Stockholder intends to appear and requests to be heard at the Settlement Hearing, with the U.S. District Court for the Northern District of Georgia, Atlanta Division, located at Richard B. Russell Federal Building & U.S. Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303-3309, and serve such materials by that date, to each of the following Settling Parties’ counsel:
Counsel for Plaintiffs
Michael I. Fistel, Jr.
JOHNSON FISTEL LLP
40 Powder Springs Street
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Marietta, GA 30064

Counsel for Defendants
Michael J. McConnell
JONES DAY
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361

Only Current Southern Stockholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise.
10.    Any Current Southern Stockholder who does not make an objection in the manner provided herein shall be deemed to have waived any such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, unless otherwise ordered by the Court, but shall be otherwise bound by the Judgment to be entered and the releases to be given.
11.    All Current Southern Stockholders shall be bound by all orders, determinations, and judgments in the Derivative Actions concerning the Settlement, whether favorable or unfavorable to Current Southern Stockholders.
12.    All papers in support of the Settlement, the Federal Fee and Expense Amount, and Federal Plaintiffs’ service awards shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing. Any
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replies to any objections shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.
13.    All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Amended Stipulation.
14.    Pending final determination of whether the Settlement should be approved, no Southern shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.
15.    This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current Southern Stockholders.
16.    Neither the Amended Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Amended Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or
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received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.
IT IS SO ORDERED.

DATED:__________________
MARK H. COHEN U.S. DISTRICT JUDGE

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EXHIBIT B-1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

IN RE SOUTHERN COMPANY SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 1:17-cv-00725-MHC (Consolidated with No.: 1:17-cv-01983-MHC) (Derivative Action) Judge Mark H. Cohen

NOTICE OF PROPOSED SETTLEMENT
TO: ALL RECORD SHAREHOLDERS OF THE COMMON STOCK OF THE SOUTHERN COMPANY (“SOUTHERN” OR THE “COMPANY”) AS OF MARCH 10, 2022.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION (THE “DERIVATIVE ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD SOUTHERN COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS

BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Georgia (the “Court”), that a proposed Settlement has been reached between the Parties to the above-captioned shareholder derivative action (the “Federal Derivative Action”) and the shareholder derivative action styled Helen E. Piper Survivor’s Trust, derivatively on behalf of The Southern Company v. Thomas A. Fanning et al., No. 17-A-04758-10, (Superior Court of Gwinnett County, State of Georgia) (the “State Derivative Action,” and together with the Federal Derivative Action, the “Derivative Actions”) brought on behalf of Southern, which would resolve the Derivative Actions.
As explained below, on ___________, 20___, at ___ __.m., the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Federal Derivative Action Plaintiffs’ Counsel1 and service awards to the Federal Plaintiffs; and (iv) such other
___________________________

1 All capitalized terms herein have the same meanings as set forth in Amended Stipulation and Agreement of Settlement dated March 10, 2022 (the “Amended Stipulation”)
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actions as may be necessary or proper under the circumstances. The Court may adjourn the Settlement Hearing without further notice to Current Southern Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Southern Stockholders. The Superior Court of Gwinnett County, State of Georgia (the “State Court”), located at 75 Langley Dr., Lawrenceville, GA 30046, will hold a separate hearing on ____________, 2022, at _____ _.m, at which the State Court will rule upon State Derivative Action Plaintiff’s Counsel’s application for attorneys’ fees and reimbursement of expenses and a service award to the State Plaintiff (the “State Fee and Expense Hearing”). The State Court may adjourn the State Fee and Expense Hearing without further notice to Current Southern Stockholders. The State Court may conduct the State Fee and Expense Hearing remotely without further notice to Current Southern Stockholders.
The terms of the Settlement are set forth in an Amended Stipulation dated March 10, 2022. The Settlement provides for corporate governance reforms which Plaintiffs and Southern’s Board agree confer substantial corporate benefits on the Company and its stockholders. If approved by the Court, the Settlement will fully resolve the Derivative Actions on the terms set forth in the Amended Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with
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prejudice. For a more detailed statement regarding the Derivative Actions, the Settlement, and the terms discussed in this notice, the Amended Stipulation may be inspected at the Clerk of Court's office at the Richard B. Russell Federal Building & U.S. Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303-3309. The Amended Stipulation is also available for viewing on the Investors portion of Southern’s website at https://investor.southerncompany.com.
This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions but is merely to advise you of the pendency and Settlement of the Derivative Actions.
There is No Claims Procedure. This case was brought to protect the interests of Southern on behalf of its shareholders. The Settlement will result in changes to the Company’s corporate governance, not in payments to individuals, and consequently, alleviating the need for a claims procedure.
I.    THE DERIVATIVE ACTIONS

The Derivative Actions are brought by Plaintiffs solely on behalf of and for the benefit of Southern and against the Individual Defendants. Plaintiffs generally allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched by failing to exercise adequate oversight over the construction of an integrated gasification combined
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cycle lignite coal-fired power plant in Kemper County, Mississippi (the “Kemper IGCC” or the “Plant”) and by publishing improper statements regarding the estimated costs and schedule for completion of its construction. In the above-captioned Federal Derivative Action, claims have also been asserted for alleged violations of Section 14(a) of the Securities Exchange Act of 1934.
A.    The Federal Derivative Action

On February 27, 2017, Jean Vinyard (“Plaintiff Vinyard”) filed a verified stockholder derivative action on behalf of Southern against the Individual Defendants alleging claims for breaches of fiduciary duty, unjust enrichment, and waste of corporate assets (the “Federal Derivative Action”).
Shortly thereafter, on March 24, 2017, to preserve Southern’s resources, the Plaintiff Vinyard in the Federal Derivative Action submitted a motion seeking deferral of the Federal Derivative Action pending the resolution of an anticipated motion to dismiss to be filed by defendants in the related securities class action filed in the Court styled Monroe County Employees’ Retirement System v. The Southern Company et al., No. 1:17-cv-00241-MHC (N.D. Ga.) (the “Securities Action”). In consideration for Federal Plaintiffs’ agreement to stay the Federal Derivative Action, Defendants agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, to provide Federal Derivative Action Plaintiffs’
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Counsel: (i) copies of all documents and written discovery responses produced by Southern in the Securities Action or in any related derivative action; (ii) any written agreements governing discovery between the Company and plaintiffs in the Securities Action or in any related derivative action; (iii) copies of third party productions in the Securities Action, subject to resolution of any objections by the producing parties; and access to transcripts of any depositions generated in the Securities Action subject to entry into mutually acceptable confidentiality agreements and/or protective orders. In addition, Southern agreed to engage Federal Plaintiffs in formal settlement discussions or mediation in the event formal settlement discussions or mediation in the Securities Action or any related derivative action were scheduled. The Court granted the parties’ foregoing motion on March 27, 2017, and in the same order, the Court appointed Johnson Fistel, LLP (formerly Johnson & Weaver, LLP) to serve as lead counsel in the Federal Derivative Action and any other related actions that were subsequently filed in, removed to, or transferred to the Court.
Then, on May 31, 2017, Plaintiff Judy Mesirov filed a verified shareholder derivative action in the Court against the Individual Defendants asserting that certain of the Individual Defendants violated §14(a) of the Securities Exchange Act of 1934 as well as asserting similar allegations as alleged in the Federal Derivative Action
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captioned Mesirov v. Fanning, et al., No 1:17-cv-01983-MHC (N.D. Ga.) (the “Mesirov Action”). Thereafter, on June 26, 2017, the Court consolidated the Mesirov Action into the above-captioned Federal Derivative Action and ordered that Johnson Fistel, LLP shall continue to serve as lead counsel in the Federal Derivative Action, with support from Robbins LLP (formerly Robbins Arroyo LLP) and the Law Offices of Debra S. Goodman P.C. (the Federal Derivative Action Plaintiffs’ Counsel).
Following negotiations, the Federal Parties reached agreement on the terms of a Stipulation and [Proposed] Order for the Production and Exchange of Certain Confidential Information, which they filed with the Court on February 27, 2018. The Court entered the stipulated protective order the following day (“Protective Order”). Thereafter, Southern produced certain non-public corporate books and records to Federal Plaintiffs, which Federal Derivative Action Plaintiffs’ Counsel reviewed and evaluated.
On March 29, 2018, the Court granted in part and denied in part a motion to dismiss the Securities Action. Thereafter, the Federal Parties met and conferred and determined that it was in the best interests of Southern to continue to defer the Federal Derivative Action. Accordingly, on April 23, 2018, the Federal Parties filed a [Proposed] Consent Order Continuing Deferral of Litigation, which the Court
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entered on April 25, 2018 (“Second Consent Order”). The Second Consent Order incorporated the Federal Parties’ previous discovery sharing and mediation agreement, and extended the stay through the earlier of entry of orders on any summary judgment motions filed in the Securities Action or notice that a settlement had been reached in the Securities Action.
On October 30, 2018, counsel for the Federal Parties executed the Undertaking Regarding Stipulation and Protective Order appended to the Protective Order entered in the Securities Action, governing the production and handling of confidential information, confirming Federal Plaintiffs’ agreement to comply with that order. Shortly thereafter, Southern commenced a rolling production of documents, written discovery responses, discovery agreements, and deposition transcripts as those materials became available in the Securities Action.
During the pendency of the deferral, Federal Derivative Action Plaintiffs’ Counsel reviewed and evaluated over 2.4 million pages of documents produced by Southern in the Securities Action pursuant to the Court’s April 25, 2018 order continuing the deferral of the Federal Derivative Action.

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B.    The State Derivative Action

On May 15, 2017, Helen E. Piper Survivor’s Trust2 filed the State Derivative Action in the State Court on behalf of Southern against certain Individual Defendants Shortly thereafter, the State Parties met and conferred and ultimately agreed that the interests of preserving the Company’s and Court resources would be best served by deferring the litigation of the State Derivative Action until a ruling on the motion to dismiss in the Securities Action. In consideration of State Plaintiff’s agreement to defer the litigation of the State Derivative Action, Southern agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, to produce to State Plaintiff, inter alia, documents and written discovery responses produced by Southern in the Securities Action and agreed to provide access to State Derivative Action Plaintiff’s Counsel to any deposition transcripts generated in the Securities Action. Subject to the terms of the Second Consent Order, Southern produced the Securities Action discovery materials to State Plaintiff. Ultimately,

_______________________________
2 On July 19, 2019, Helen E. Piper Survivor’s Trust filed a motion to withdraw as plaintiff in the State Derivative Action and substitute Martin J. Kobuck (“State Plaintiff”) as the named plaintiff. On August 5, 2019, the State Court granted the motion and substituted State Plaintiff as the named plaintiff in the State Derivative Action. The Federal Plaintiffs and State Plaintiff are referred to herein as “Plaintiffs.”
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State Plaintiff reviewed and evaluated numerous deposition transcripts and millions of pages of documents produced by Southern in the Securities Action.
C.    Settlement Negotiations
At the start of 2020, Defendants’ Counsel invited Plaintiffs’ Counsel to attend a mediation alongside the parties in the Securities Action, which was scheduled for February 20, 2020, in New York, New York, with David Murphy, Esq. (the “Mediator”), a nationally recognized mediator with extensive experience mediating complex stockholder disputes similar to the Derivative Actions.
Before the February 20, 2020 mediation, Federal Derivative Action Plaintiffs’ Counsel submitted a detailed confidential mediation statement to Defendants’ Counsel and the Mediator. Notably, this 25-page mediation statement: (i) set forth the strength of the Federal Plaintiffs’ claims using supportive documents and exhibits uncovered via the Federal Derivative Action Plaintiffs’ Counsel’s review of the documents produced in the Securities Action; and (ii) with the knowledge obtained from that review, put forth a proposed framework for settlement of the Federal Derivative Action, which included, among other things, comprehensive corporate governance reforms.
Prior to the February 20, 2020 mediation State Derivative Action Plaintiff’s Counsel prepared and submitted a separate detailed 24-page confidential mediation
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statement that incorporated numerous legal arguments and a thorough evaluation of facts in the public domain regarding Defendants’ alleged liability. Attached to State Derivative Action Plaintiff’s Counsel mediation statement was a confidential proposed comprehensive settlement demand outlining detailed proposed corporate governance reforms ascertained through rigorous examination of the best corporate governance practices relevant to Southern’s operations.
On February 20, 2020, the parties in the Securities Action and the Derivative Actions attended an all-day mediation in New York City before the Mediator.
Although neither the Securities Action nor the Derivative Actions were resolved at the February 20, 2020 mediation, settlement discussions continued, and, on August 17, 2020, the parties in the Securities Action filed notice that they had reached an agreement in principle to settle that case. Subsequently, the parties in the Derivative Actions scheduled a second mediation for November 12, 2020 with the Mediator.
In connection with the November 12, 2020 mediation, Defendants submitted a confidential mediation statement to the Federal Derivative Action Plaintiffs’ Counsel, while the Federal Derivative Action Plaintiffs’ Counsel sent a confidential settlement demand to Defendant’s Counsel containing detailed corporate governance reforms.

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Federal Plaintiffs retained Lawrence A. Hamermesh, Professor Emeritus at Widner University Delaware Law School to assist them in evaluating Southern’s corporate governance and Project oversight regime and developing Federal Plaintiffs’ comprehensive and detailed remedial proposal for the next formal mediation session. Then, before the November 12, 2020 mediation session, Federal Plaintiffs submitted a detailed formal settlement demand comprised of monetary components and non-monetary corporate therapeutics.
In advance of the November 12, 2020 mediation session, State Plaintiff submitted to Defendants’ Counsel and the Mediator an updated and revised mediation statement that incorporated numerous confidential internal documents produced by Southern and referenced confidential deposition testimony from depositions taken during discovery in the Securities Litigation along with a revised settlement demand.
On November 12, 2020, the Settling Parties participated in a day-long video-conference mediation session facilitated by the Mediator. The Settling Parties grappled with the substantive strengths and weaknesses of the Derivative Actions, and responded to probing questions posed by the Mediator. The Settling Parties also discussed at length Plaintiffs’ proposed remedial framework, as well as the specific elements of Plaintiffs’ formal settlement demand. The second formal mediation
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ended without an agreement, but substantial progress was made towards clarifying the range of risks and rewards of further litigation and the contours of a remedial framework that might yield a settlement agreement. The Settling Parties secured additional litigation deferments from the Court and the State Court to facilitate continued settlement negotiations.
Following the second formal mediation session, the Federal Parties engaged in months of verbal and written exchanges of information, argument, and written settlement proposals and counterproposals, under the aegis of the Mediator. After the second formal mediation session, negotiations in the State Action proceeded directly with Defendants’ Counsel and over the next several months the State Parties continued to obtain and exchange information and counterproposals with the assistance of the Mediator. On January 30, 2021, State Derivative Action Plaintiff’s Counsel engaged in a telephone conference with the Mediator to discuss outstanding issues for consideration, progress made to date, and issues still necessary to be resolved as well as the status of negotiations that had occurred over the past months. During this time, State Derivative Action Plaintiff’s Counsel also continued communications with the Mediator and directly with Defendants’ Counsel to obtain additional information and to continue good faith negotiations. State Derivative Action Plaintiff’s Counsel requested and subsequently received information
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addressing the Company’s historical and current corporate structure, changes to its Board of Directors (the “Board”) and management oversight and internal compliance oversight.
While the parties in the Derivative Actions continued settlement negotiations, the Court in the Securities Action granted plaintiffs’ motion for final approval of the settlement of that action on February 5, 2021, and the Court entered an Order and Final Judgment that same day. In March 2021, the Federal Parties reached an impasse. Rather than allow the negotiations to fail, the Mediator scheduled a third formal mediation session held via videoconference on March 16, 2021, to address the impasse. During the third formal mediation session, the Mediator helped the Federal Parties to identify and evaluate possible avenues of compromise. While the Federal Parties did not reach a settlement, substantial progress was made towards resolving the impasse. The Federal Parties agreed to seek further deferrals from the Court to facilitate their ongoing discussions.
While the Federal Parties were at an impasse, the State Parties continued to engage in extensive negotiations, gather and exchange additional information and exchange counter proposals with Defendants to refine the corporate governance reforms the State Parties had negotiated to date. During March 2021, State Derivative Action Plaintiff’s Counsel corresponded with the Mediator for assistance
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regarding outstanding corporate governance issues and engaged in telephone conferences with the Mediator to continue discussions to narrow issues regarding the corporate governance reforms. Over the next several months, the State Parties continued to exchange corporate governance counterproposals as well as additional information.
On May 6, 2021 the State Parties reached an agreement on the material substantive terms of the settlement of the State Derivative Action which were memorialized in a term sheet for the State Derivative Action (the “State Term Sheet”).3 Thereafter, State Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and reimbursement of expenses commensurate with the value of the Settlement benefit and the contributions of State Derivative Action Plaintiffs’ Counsel to the Settlement. Ultimately State Derivative Action Plaintiff’s Counsel reached an agreement with Defendants and their insurers on the State Fee and Expense Amount of $1,010,000.

_______________________
3 Ultimately, the material substantive terms of the settlement of the State Derivative Action were consolidated with the material substantive terms of the settlement of the Federal Derivative Actions, which resulted in the global Settlement memorialized in the Amended Stipulation.
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Over the next several months the Federal Parties continued their settlement negations with the Mediator’s assistance. Detailed written proposals and counter-proposals were exchanged and debated in numerous written and telephonic communications.
On August 20, 2021, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Derivative Actions, subject to Board review and approval. The material substantive terms of the Settlement were recorded in a consolidated term sheet executed on September 15, 2021 (“Term Sheet”).
Following execution of the Term Sheet, the Federal Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefit and the contributions of Federal Derivative Action Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks and challenges confronted by Federal Plaintiffs, as well as the magnitude and quality of Federal Derivative Action Plaintiffs’ Counsel’s efforts in securing the Settlement benefit. Following a number of exchanges through the Mediator, the Federal Parties
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accepted the Mediator’s proposal, agreeing on the Federal Fee and Expense Amount of $3.5 million.
Thereafter, the Settling Parties negotiated and finalized the formal operative terms of the Settlement as set forth in this Amended Stipulation.
II.    TERMS OF SETTLEMENT
The principal terms, conditions, and other Derivative Actions that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Amended Stipulation, including that all capitalized terms used herein shall bear the same meaning as used in the Amended Stipulation.
Pursuant to the Settlement, no later than sixty (60) days after entry of the Final Order and Judgment approving the Settlement, unless otherwise noted in Exhibit A to the Amended Stipulation, the Southern Board, on behalf of the Company, shall adopt and/or maintain the Reforms set forth in Exhibit A to the Amended Stipulation for a period of at least five (5) years (the “Commitment Period”); provided, however, that Southern’s Board may modify or eliminate any of the Reforms in the event that the Board, including a majority of independent, non-defendant directors, determines in the good faith exercise of informed business judgment that the maintenance of any elements of the Reforms would conflict with applicable law, regulation or listing
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requirement, or would otherwise be contrary to the best interests of the Company and its stockholders. In such event, the Board shall adopt and maintain at least through the Commitment Period substitute provisions designed to accomplish the objectives of the affected Reforms elements if a majority of the board’s independent, non-defendant directors determines such a replacement is appropriate based on applicable law, regulation or listing requirement and the Board’s good faith exercise of informed business judgment. Moreover, any Board decision to alter the Reforms shall be disclosed in the Company’s next periodic filing or posted on the “Investor Relations” portion of the Company’s website.
Southern’s Board, including its independent members, have unanimously approved a resolution reflecting its informed and good faith determination that: (i) the Reforms adopted, implemented, and/or maintained pursuant to the Settlement confer substantial corporate benefits on the Company and its stockholders; (ii) Plaintiffs’ litigation and settlement efforts caused the adoption, implementation, and/or maintenance of the Reforms for the Commitment Period; and (iii) the Settlement is fair, reasonable, and adequate, and serves the best interests of the Company and its stockholders.

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This notice provides a summary of the Reforms that the Board of Southern has agreed to adopt as consideration for the Settlement. For a complete description of all of the Reforms, please see the Amended Stipulation and Exhibit A thereto.
III.    DISMISSAL AND RELEASES
The Settlement is conditioned, among other things, upon: entry of an order by the Court approving the Settlement and dismissing the Federal Derivative Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”). The Settlement also provides that, within five (5) business days of the entry of Judgment required under ¶ 6.1(b) of the Amended Stipulation, State Plaintiff shall file a stipulation of dismissal with prejudice of the State Derivative Action, with the exception that jurisdiction be retained solely to hear State Derivative Action Plaintiff’s Counsel’s petition for the State Fee and Expense Amount.
Upon the Effective Date, Plaintiffs, all other Current Southern Stockholders, Plaintiffs’ Counsel, and Southern shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged and will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Plaintiffs’ Released Claims (including Unknown Claims)
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against Southern, the Individual Defendants, and all other Released Persons (as defined in the Amended Stipulation).
Further, upon the Effective Date, Southern and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions.
These releases, however, shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Amended Stipulation or the Judgment. In addition, nothing in the Amended Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Likewise, nothing in the Amended Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Derivative Actions or the Released Claims, whether under any written
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indemnification or advancement agreement, or under the Company’s charter, by-laws, or under applicable law.
IV.    ATTORNEYS’ FEES AND EXPENSES
i.    The Federal Fee and Expense Amount
After Plaintiffs in the Derivative Actions and the Defendants reached an agreement in principle regarding the material substantive terms of the Settlement, including the Reforms, the Plaintiffs in Federal Derivative Action and Defendants commenced negotiations through the Mediator regarding the attorneys’ fees and expenses to be paid to the Federal Derivative Action Plaintiffs’ Counsel, and after weeks of negotiations. On September 17 2021, the Mediator issued a mediator’s proposal for a fee in the amount of three million and five hundred thousand dollars ($3,500,000) to be paid to the Federal Derivative Action Plaintiffs’ Counsel as attorneys’ fees and expenses by the Individual Defendants’ insurer(s) (the “Federal Fee and Expense Amount”). The parties in the Federal Derivative Actions agreed to the mediator’s recommendation regarding the Fee and Expense Amount on September 21, 2021. The Federal Derivative Action Plaintiffs’ Counsel shall request approval by the Court of the Federal Fee and Expense Amount at the Settlement Hearing.

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Plaintiffs Vinyard and Mesirov may also apply for Court approval of service awards, not to exceed $3,000 per Plaintiff (the “Federal Service Awards”), in light of the benefits they have helped to create for Southern and Current Southern Stockholders. The Federal Service Awards, to the extent that they are applied for and approved by the Court in whole or in part, shall be funded solely from the Federal Fee and Expense Amount to the Federal Derivative Action Plaintiffs’ Counsel and any application for the Federal Service Awards shall not increase the amount of the Federal Fee and Expense Amount.
To date, the Federal Derivative Action Plaintiffs’ Counsel have neither received any payment for their services in pursuing the Federal Derivative Actions, nor have they been reimbursed for their out-of-pocket litigation expenses incurred. Federal Derivative Action Plaintiffs’ Counsel believe that the Federal Fee and Expense Amount is within the range of fees and expenses awarded to plaintiffs’ counsel under similar circumstances in litigation of this type.
ii.    The State Fee and Expense Amount
After the State Parties reached an agreement on the material substantive terms memorialized in the State Term Sheet, State Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and reimbursement of expenses commensurate with the value of the
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Settlement benefit and the contributions of State Derivative Action Plaintiff’s Counsel to the Settlement. State Derivative Action Plaintiff's Counsel reached an agreement with Defendants and their insurers on the State Fee and Expense Amount of $1,010,000(the “State Fee and Expense Amount”), subject to the approval of the State Court. State Plaintiff may also apply to the State Court for approval of a service award, not to exceed $3,000 (the “State Service Award”), in light of the benefits State Plaintiff has helped to create for Southern and Current Southern Stockholders. The State Service Award, to the extent that it is applied for and approved by the State Court in whole or in part, shall be funded solely from the State Fee and Expense Amount to the State Derivative Action Plaintiff’s Counsel and any application for the State Service Award shall not increase the amount of the State Fee and Expense Amount.
To date, the State Derivative Action Plaintiff’s Counsel have neither received any payment for their services in pursuing the State Derivative Action, nor have they been reimbursed for their out-of-pocket litigation expenses incurred. State Derivative Action Plaintiff’s Counsel believe that the State Fee and Expense Amount is within the range of fees and expenses awarded to plaintiffs’ counsel under similar circumstances in litigation of this type.

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After the Court approves the Settlement and dismisses with prejudice the Federal Derivative Action, the State Derivative Action Plaintiff’s Counsel shall file their application for approval of the State Fee and Expense Amount in the State Court.
V.    REASONS FOR THE SETTLEMENT
Counsel for the Settling Parties believe that the Settlement is in the best interests of the Plaintiffs, Individual Defendants, Southern, and Current Southern Stockholders.
A.    Why Did Plaintiffs Agree to Settle?
Plaintiffs believe that the Derivative Actions have substantial merit, and Plaintiffs’ entry into the Amended Stipulation and this Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and their counsel also acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Defendants through trial(s) and through possible appeals. Plaintiffs’ Counsel have also taken into account the substantial risks, costs, and delays involved in complex shareholder derivative litigation, generally, as well as the unique challenges presented by the Derivative Actions, including establishing that demand on the Board would be futile
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in the Derivative Actions, establishing that the Board’s response to either or both of the Demands was wrongful, and the exculpation and indemnification rights afforded the director Defendants pursuant to Delaware General Corporate Law §102(b)(7).
Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts and the circumstances, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel have determined that the Settlement set forth in the Amended Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Southern and its shareholders. Based on their evaluation, Plaintiffs and their counsel believe that the Settlement is in the best interests of Southern and Current Southern Stockholders and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.
B.    Why Did the Defendants Agree to Settle?
Defendants have denied and continue to deny each and all of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Actions, and believe the Derivative Actions have no merit. The Individual Defendants expressly assert that they have satisfied their fiduciary duties and have acted in good faith and in the best interests of Southern and its shareholders at all relevant times and deny each and every one of the claims, contentions, and allegations of wrongdoing made against them or that could have
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been made against them in the Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. Nonetheless, Defendants have taken into account the uncertainty and risks inherent in any litigation, especially in complex actions such as the Derivative Actions, as well as the continuing expense, inconvenience, and distraction of ongoing litigation. Defendants have, therefore, determined that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Amended Stipulation.
VI.    THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD
On _________________, 20___, at _______ __.m., the Court will hold the Settlement Hearing at the U.S. District Court for the Northern District of Georgia, Atlanta Division, located at Richard B. Russell Federal Building & U.S. Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303-3309. The Settlement Hearing may be continued by the Court without further notice to Current Southern Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Southern Stockholders.
At the Settlement Hearing, the Court will consider: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should award
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the requested attorneys’ fees and reimbursement of expenses for the Federal Derivative Action Plaintiffs’ Counsel and service awards to the Federal Plaintiffs; and (iv) such other Actions as may be necessary or proper under the circumstances.
You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. No Current Southern Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Southern Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Southern common stock as of the date the Amended Stipulation was signed, March 10, 2022 and continuing through the date the objection is made; (iii) a statement of objections to any Action before the Court, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv)
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the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.
YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________ ___, 20___. The Court Clerk's address is:
Clerk of the Court
U.S. District Court for the Northern District of Georgia
Richard B. Russell Federal Building & U.S. Courthouse
75 Ted Turner Drive, SW
Atlanta, GA 30303-3309

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO FEDERAL DERIVATIVE ACTION PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN _________ __, 20___. Counsel's addresses are:
Counsel for Federal Plaintiffs

Michael I. Fistel, Jr.
JOHNSON FISTEL LLP
40 Powder Springs Street
Marietta, GA 30064

Counsel for Defendants

Michael J. McConnell
JONES DAY
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361

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Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Federal Derivative Action Plaintiffs’ Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.
On _________________, 20___, at _______ __.m., the State Court will hold a separate hearing at which the State Court will rule upon State Derivative Action Plaintiff’s Counsel application for attorneys’ fees and reimbursement of expenses and a service award to the State Plaintiff. The State Fee and Expense Hearing may be continued by the State Court without further notice to Current Southern Stockholders. The State Court may conduct the State Fee and Expense Hearing remotely without further notice to Current Southern Stockholders. You have the right, but are not required, to appear in person or through counsel at the State Fee and Expense Hearing to object or otherwise present evidence or argument that may be proper and relevant as to why the State Fee and Expense Amount should not be approved. No Current Southern Stockholders shall be heard or entitled to contest
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the approval of the State Fee and Expense Amount unless that Current Southern Stockholder has, at least fourteen (14) calendar days prior to the State Fee and Expense Hearing, filed with the Clerk of the State Court a written objection to the State Fee and Expense Amount setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the State Fee and Expense Hearing; (ii) competent evidence that such Person held shares of Southern common stock as of the date the Amended Stipulation was signed, March 10, 2022 and continuing through the date the objection is made; (iii) a statement of objections, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the State Fee and Expense Hearing, along with a summary description of their expected testimony. YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE STATE COURT NO LATER THAN ________ ___, 20___. The State Court Clerk's address is:
Clerk of the Superior Court
Superior Court of Gwinnett County, Georgia
75 Langley Dr.
Lawrenceville, GA 30046

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YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO STATE DERIVATIVE ACTION PLAINTIFF’S COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN _________ __, 20___. Counsel's addresses are:
Counsel for State Plaintiff

William B. Federman
FEDERMAN & SHERWOOD
10205 North Pennsylvania Avenue
Oklahoma City, OK 73120

Counsel for Defendants

Michael J. McConnell
JONES DAY
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361
Unless the State Court orders otherwise, your objection will not be considered unless it is timely filed with the State Court and delivered to State Derivative Action Plaintiff’s Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the State Fee and Expense Award or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

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VII.    HOW TO OBTAIN ADDITIONAL INFORMATION
This notice summarizes the Amended Stipulation. It is not a complete statement of the events of the Derivative Actions or the Amended Stipulation.
There is additional information concerning the Settlement available in the Amended Stipulation, which may be viewed on the Investors portion of the Company’s website at https://investor.southerncompany.com. You may also inspect the Amended Stipulation during business hours at the office of the Clerk of the Court office at the Richard B. Russell Federal Building & U.S. Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303-3309. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.
For more information concerning the Settlement, you may also call or write to: Michael I. Fistel, Jr., Johnson Fistel, LLP, 40 Powder Springs Street, Marietta, Georgia 30064, Telephone: (470) 632-6000.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED: _______, 2022.	BY ORDER OF THE COURT U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA

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EXHIBIT B-2

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

IN RE SOUTHERN COMPANY SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 1:17-cv-00725-MHC (Consolidated with No.: 1:17-cv-01983-MHC) (Derivative Action) Judge Mark H. Cohen

SUMMARY NOTICE OF PROPOSED SETTLEMENT

TO:    ALL RECORD SHAREHOLDERS OF THE COMMON STOCK OF THE SOUTHERN COMPANY (“SOUTHERN” OR THE “COMPANY”) AS OF MARCH 10, 2022.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Georgia (the “Court”), that a proposed Settlement has been reached between the parties to the above-captioned shareholder derivative action (the “Federal Derivative Action”) and the shareholder derivative action styled Helen E. Piper Survivor’s Trust, derivatively on behalf of The Southern Company v. Thomas A. Fanning et al., No. 17-A-04758-10, Superior Court of Gwinnett County, State of Georgia (the “State Derivative Action,” and together with the Federal Derivative Action, the “Derivative Actions”) brought on behalf of Southern, which would resolve the Derivative Actions.

The Derivative Actions are brought by Jean Vinyard and Judy Mesirov (the “Federal Plaintiffs”), and Martin J. Kobuck (the “State Plaintiff”) (collectively, with the Federal Plaintiffs, “Plaintiffs”) solely on behalf of and for the benefit of Southern and against the Individual Defendants.1 Plaintiffs allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched by allegedly by failing to exercise oversight over the construction of an integrated gasification combined cycle lignite coal-fired power plant in Kemper County, Mississippi, and publishing improper statements regarding the estimated cost and schedule for completion of said power plant’s construction.
On _________________, 20___, at _______ __.m., the Court will hold the Settlement Hearing at the U.S. District Court for the Northern District of Georgia, Atlanta Division, located at Richard B. Russell Federal Building & U.S. Courthouse, Atlanta, GA 30303-3309, to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for the Federal Derivative Action Plaintiffs’

___________________________________________
1 All capitalized terms herein have the same meanings as set forth in the Amended Stipulation and Agreement of Settlement dated March 10, 2022 (the “Amended Stipulation”).
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Counsel and service awards to the Federal Plaintiffs; and (iv) such other Actions as may be necessary or proper under the circumstances. The Superior Court of Gwinnett County, State of Georgia (the “State Court”), located at 75 Langley Dr., Lawrenceville, GA 30046, will hold a separate hearing on ____________, 2022, at _____ _.m, at which the State Court will rule upon State Derivative Action Plaintiff’s Counsel’s application for attorneys’ fees and reimbursement of expenses and a service award to the State Plaintiff (the “State Fee and Expense Hearing”).
The Court or the State Court may adjourn the Settlement Hearing and/or the State Fee and Expense Hearing, respectively, without further notice to Southern shareholders. The Court or the State Court may conduct the Settlement Hearing and/or the State Fee and Expense Hearing, respectively, remotely without further notice to Current Southern Stockholders
PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT SOUTHERN STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE DERIVATIVE ACTIONS.

This is a summary notice only. For additional information about the claims asserted in the Derivative Actions and the terms of the proposed Settlement, please refer to the documents filed in the respective Derivative Actions, the Amended Stipulation, and the full-length Notice of Proposed Settlement (the “Long-Form Notice”). The Amended Stipulation and Long-Form Notice may be viewed on the
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“Investor Relations” section of Southern’s website at https://investor.southerncompany.com.
You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. No Current Southern Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Southern Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person's name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Southern common stock as of March 10, 2022 and continuing through the date the objection is made; (iii) a statement of objections to any Action before the Court, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony.
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YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________ ___, 20___. The Court Clerk's address is:
Clerk of the Court
U.S. District Court for the Northern District of Georgia
Richard B. Russell Federal Building & U.S. Courthouse
75 Ted Turner Drive, SW
Atlanta, GA 30303-3309
YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO FEDERAL DERIVATIVE ACTION PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN _________ __, 20___. Counsel’s addresses are:
Counsel for Federal Plaintiffs

Michael I. Fistel, Jr.
JOHNSON FISTEL LLP
40 Powder Springs Street
Marietta, GA 30064

Counsel for Defendants

Michael J. McConnell
JONES DAY
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the Federal Derivative Action
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Plaintiffs’ Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.
Additionally, you have the right, but are not required, to appear in person or through counsel at the State Fee and Expense Hearing to object to the terms of the State Fee and Expense Amount or otherwise present evidence or argument that may be proper and relevant. No Current Southern Stockholders shall be heard or entitled to contest the approval of the State Fee and Expense Amount, unless that Current Southern Stockholder has, at least fourteen (14) calendar days prior to the State Fee and Expense Hearing, filed with the Clerk of the State Court a written objection to the State Fee and Expense Amount setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the State Fee and Expense Hearing; (ii) competent evidence that such Person held shares of Southern common stock as of the date the Amended Stipulation was signed, March 10, 2022 and continuing through the date the objection is made; (iii) a statement of objections, the grounds
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therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the State Fee and Expense Hearing, along with a summary description of their expected testimony. YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE STATE COURT NO LATER THAN ________ ___, 20___. The State Court Clerk's address is:
Clerk of the Superior Court
Superior Court of Gwinnett County, Georgia
75 Langley Dr.
Lawrenceville, GA 30046

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO STATE DERIVATIVE ACTION PLAINTIFF’S COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN _________ __, 20___. Counsel's addresses are:
Counsel for State Plaintiff

William B. Federman
FEDERMAN & SHERWOOD
10205 North Pennsylvania Avenue
Oklahoma City, OK 73120

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Counsel for Defendants

Michael J. McConnell
JONES DAY
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361
Unless the State Court orders otherwise, your objection will not be considered unless it is timely filed with the State Court and delivered to State Derivative Action Plaintiff’s Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the State Fee and Expense Award or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE

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EXHIBIT C

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

IN RE SOUTHERN COMPANY SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 1:17-cv-00725-MHC (Consolidated with No.: 1:17-cv-01983-MHC) (Derivative Action) Judge Mark H. Cohen

[PROPOSED] ORDER AND FINAL JUDGMENT
This matter came before the Court for hearing pursuant to the Order of this Court, dated ____________________, 2022 (“Preliminary Approval Order”), on the application of the Settling Parties for approval of the Settlement set forth in the Amended Stipulation and Agreement of Settlement dated March 10, 2022 (the “Amended Stipulation”). Due and adequate notice having been given to The Southern Company (“Southern” or the “Company”) stockholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.    This Judgment incorporates herein the Amended Stipulation, including all exhibits thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Amended Stipulation.
2.    This Court has jurisdiction over the subject matter of the above-captioned Federal Derivative Action, including all matters necessary to effectuate the Settlement, and the Settling Parties have consented to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Amended Stipulation.
3.    The Court finds that the Notice and the Summary Notice provided to Current Southern Stockholders constituted the best notice practicable under the circumstances. Accordingly, the Notice and the Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.
4.    The Court finds that the Settlement as set forth in the Amended Stipulation is fair, reasonable, adequate, and in the best interests of Southern and Current Southern Stockholders. The Court hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.
5.    The above-captioned Federal Derivative Action and all claims contained therein, as well as all of the Released Claims (including Unknown
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Claims), are dismissed on the merits and with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Amended Stipulation.
6.    Upon the Effective Date, the Releasing Parties (on behalf of themselves and derivatively on behalf of Southern) shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims, including both known and Unknown Claims, against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons. The Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims, including both known and Unknown Claims, against any of the Released Persons. Upon final approval of the Settlement, the Releasing Parties shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release.
7.    Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs
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and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current Southern Stockholders and their Related Persons from all claims and causes of action of every nature and description, including both known and Unknown Claims, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the Released Claims, except for any claims relating to the enforcement of the Settlement. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Amended Stipulation.
8.    Nothing in this Judgment constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Judgment constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Derivative Actions or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company's charter, by-laws, or under applicable law.

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9.    During the course of the Derivative Actions, all parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.
10.    Neither the Amended Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Amended Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Settling Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) may be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.
11.    The Released Persons may file the Amended Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Parties may also file the Amended Stipulation and
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documents executed pursuant and in furtherance thereto in any action to enforce the Settlement and/or this Judgment.
12.    Plaintiffs and/or any Southern stockholder derivatively on behalf of Southern are permanently barred and enjoined from commencing, prosecuting, instituting, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.
13.    In the event the Effective Date does not occur, or if the Amended Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms, and if counsel for the Settling Parties do not otherwise mutually agree in writing to proceed with the Amended Stipulation: (i) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Actions as of March 10, 2022; (ii) all releases delivered in connection with the Amended Stipulation shall be null and void, except as otherwise provided for in the Amended Stipulation; (iii) the Federal and State Fee and Expense Amounts paid to Plaintiffs’ Counsel shall be refunded and returned to the insurers that made such payment within thirty (30) calendar days of notice that the Settlement failed to become effective; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of
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any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of the Amended Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.
14.    The Court hereby approves the sum of $3,500,000 for the payment of fees and expenses to the Federal Derivative Action Plaintiffs’ Counsel (the “Federal Fee and Expense Amount”) and finds that the Federal Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to the Federal Derivative Action Plaintiffs’ Counsel in connection with the Settlement. The Federal Fee and Expense Amount shall be distributed in accordance with the terms of the Amended Stipulation.
15.    Plaintiffs Jean Vinyard and Judy Mesirov are each hereby awarded a service award in the amount of $_____ to be funded solely from the Federal Fee and Expense Amount.
16.    Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Amended Stipulation.

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17.    This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk.
IT IS SO ORDERED.

DATED:__________________
MARK H. COHEN U.S. DISTRICT JUDGE

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